                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                        GRANITE BROADCASTING CORPORATION,

                                    as Issuer

                          THE GUARANTORS PARTY HERETO,

                                  as Guarantors

                      9 3/4% Senior Secured Notes due 2010

                                 ---------------

                                    INDENTURE

                          Dated as of December 22, 2003

                                 ---------------

                              The Bank of New York,
                                   as Trustee

--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

Trust Indenture Act Section                                                              Indenture Section
---------------------------                                                              -----------------
310(a)(1)......................................................................          7.10
   (a)(2)......................................................................          7.10
   (a)(3)......................................................................          N.A.
   (a)(4)......................................................................          N.A.
   (a)(5)......................................................................          7.10
   (b).........................................................................          7.3, 7.8, 7.10
   (c).........................................................................          N.A.
311(a).........................................................................          7.11
   (b).........................................................................          7.11
   (c).........................................................................          N.A.
312(a).........................................................................          2.5
   (b).........................................................................          15.3
   (c).........................................................................          15.3
313(a).........................................................................          7.6
   (b)(1)......................................................................          N.A.
   (b)(2)......................................................................          7.6
   (c).........................................................................          7.6, 15.2
   (d).........................................................................          7.6
314(a).........................................................................          4.3, 4.4
   (b).........................................................................          N.A.
   (c)(1)......................................................................          15.4
   (c)(2)......................................................................          15.4
   (c)(3)......................................................................          15.4
   (d).........................................................................          10.5(b), 10.6(a),
                                                                                         10.6(b), 10.6(c),
                                                                                         12.2(b)
   (e).........................................................................          15.5
   (f).........................................................................          N.A.
315(a).........................................................................          7.1(b)
   (b).........................................................................          7.5, 15.2
   (c).........................................................................          7.1(a)
   (d).........................................................................          7.1(c)
   (e).........................................................................          6.11
316(a)(last sentence)..........................................................          2.9
   (a)(1)(A)...................................................................          6.5
   (a)(1)(B)...................................................................          6.4
   (a)(2)......................................................................          N.A.
   (b).........................................................................          6.7
   (c).........................................................................          N.A.
317(a)(1)......................................................................          6.8
   (a)(2)......................................................................          6.9
   (b).........................................................................          2.4
318(a).........................................................................          15.1
   (b).........................................................................          N.A.
   (c).........................................................................          15.1

* This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

         N.A. means not applicable.

                                TABLE OF CONTENTS

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
                                                         ARTICLE I.

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.................................................................................    1
Section 1.2.      Other Definitions...........................................................................   26
Section 1.3.      Incorporation by Reference of Trust Indenture Act...........................................   27
Section 1.4.      Rules of Construction.......................................................................   27
Section 1.5.      Actions of Holders..........................................................................   28

                                                         ARTICLE II.

                                                         THE NOTES

Section 2.1.      Form and Dating.............................................................................   28
Section 2.2.      Execution and Authentication................................................................   29
Section 2.3.      Registrar and Paying Agent..................................................................   30
Section 2.4.      Paying Agents to Hold Money in Trust........................................................   30
Section 2.5.      Holder Lists................................................................................   31
Section 2.6.      Transfer and Exchange.......................................................................   31
Section 2.7.      Replacement Notes...........................................................................   38
Section 2.8.      Outstanding Notes...........................................................................   38
Section 2.9.      Treasury Notes..............................................................................   39
Section 2.10.     Temporary Notes.............................................................................   39
Section 2.11.     Cancellation................................................................................   39
Section 2.12.     Defaulted Interest..........................................................................   39
Section 2.13.     Persons Deemed Owners.......................................................................   39
Section 2.14.     CUSIP Numbers...............................................................................   40

                                                        ARTICLE III.

                                                 REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee..........................................................................   40
Section 3.2.      Selection of Notes..........................................................................   41
Section 3.3.      Notice of Optional or Special Redemption....................................................   41
Section 3.4.      Effect of Notice of Redemption..............................................................   42
Section 3.5.      Deposit of Redemption Price.................................................................   42
Section 3.6.      Notes Redeemed in Part......................................................................   43
Section 3.7.      Optional Redemption.........................................................................   43
Section 3.8.      Special Redemption..........................................................................   43
Section 3.9.      Repurchase upon Change of Control Offer.....................................................   43
Section 3.10.     Repurchase upon Application of Net Cash Proceeds and Net Loss Proceeds......................   45

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                                                   ARTICLE IV.

                                                   COVENANTS

Section 4.1.      Payment of Principal and Interest...........................................................   46
Section 4.2.      Maintenance of Office or Agency.............................................................   47
Section 4.3.      Reports.....................................................................................   47
Section 4.4.      Compliance Certificate......................................................................   47
Section 4.5.      Taxes.......................................................................................   48
Section 4.6.      Stay, Extension and Usury Laws..............................................................   48
Section 4.7.      Limitation on Restricted Payments...........................................................   48
Section 4.8.      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.....   51
Section 4.9.      Limitation on Incurrence of Additional Indebtedness.........................................   52
Section 4.10.     Limitation on Asset Sales...................................................................   53
Section 4.11.     Limitations on Transactions with Affiliates.................................................   56
Section 4.12.     Limitation on Liens.........................................................................   57
Section 4.13.     Continued Existence.........................................................................   57
Section 4.14.     Insurance Matters...........................................................................   57
Section 4.15.     Offer to Repurchase upon Change of Control..................................................   58
Section 4.16.     Additional Subsidiary Guarantees............................................................   58
Section 4.17.     Conduct of Business.........................................................................   59
Section 4.18.     Payments for Consent........................................................................   59
Section 4.19.     Events of Loss..............................................................................   59
Section 4.20.     Limitation on Preferred Stock, etc. of Restricted Subsidiaries..............................   60
Section 4.21.     Post-Closing Action Related to Real Property................................................   60
Section 4.22.     Special Notes Repurchase Offer..............................................................   61
Section 4.23.     Limitation on Asset Acquisitions for Cash...................................................   62

                                                  ARTICLE V.

                                                 SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets....................................................   62
Section 5.2.      Successor Corporation Substituted...........................................................   64

                                                 ARTICLE VI.

                                            DEFAULTS AND REMEDIES

Section 6.1.      Events of Default...........................................................................   64
Section 6.2.      Acceleration................................................................................   66
Section 6.3.      Other Remedies..............................................................................   67
Section 6.4.      Waiver of Past Defaults.....................................................................   67
Section 6.5.      Control by Majority.........................................................................   67
Section 6.6.      Limitation on Suits.........................................................................   67
Section 6.7.      Rights of Holders of Notes to Receive Payment...............................................   68
Section 6.8.      Collection Suit by Trustee..................................................................   68

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Section 6.9.      Trustee May File Proofs of Claim............................................................   68
Section 6.10.     Priorities..................................................................................   69
Section 6.11.     Undertaking for Costs.......................................................................   69

                                                   ARTICLE VII.

                                           TRUSTEE AND COLLATERAL AGENT

Section 7.1.      Duties of Trustee...........................................................................   69
Section 7.2.      Rights of Trustee...........................................................................   70
Section 7.3.      Individual Rights of Trustee................................................................   71
Section 7.4.      Trustee's Disclaimer........................................................................   72
Section 7.5.      Notice of Defaults..........................................................................   72
Section 7.6.      Reports by Trustee to Holders of the Notes..................................................   72
Section 7.7.      Compensation, Reimbursement and Indemnity...................................................   72
Section 7.8.      Replacement of Trustee......................................................................   73
Section 7.9.      Successor Trustee by Merger, Etc............................................................   74
Section 7.10.     Eligibility; Disqualification...............................................................   74
Section 7.11.     Preferential Collection of Claims Against Company...........................................   74
Section 7.12.     Replacement of Collateral Agent.............................................................   75

                                                 ARTICLE VIII.

                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option to Effect Legal Defeasance or Covenant Defeasance....................................   75
Section 8.2.      Legal Defeasance and Discharge..............................................................   76
Section 8.3.      Covenant Defeasance.........................................................................   76
Section 8.4.      Conditions to Legal or Covenant Defeasance..................................................   77
Section 8.5.      Deposited Money and U.S. Government Securities to Be Held in Trust;
                    Other Miscellaneous Provisions............................................................   78
Section 8.6.      Repayment to the Company....................................................................   79
Section 8.7.      Reinstatement...............................................................................   79

                                                   ARTICLE IX.

                                         AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.........................................................   79
Section 9.2.      With Consent of Holders of Notes............................................................   80
Section 9.3.      Compliance with Trust Indenture Act.........................................................   82
Section 9.4.      Revocation and Effect of Consents...........................................................   82
Section 9.5.      Notation on or Exchange of Notes............................................................   82
Section 9.6.      Trustee to Sign Amendment, Etc..............................................................   82


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
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
                                                    ARTICLE X.

                                        COLLATERAL AND SECURITY DOCUMENTS

Section 10.1.     Security Documents; Additional Collateral...................................................   83
Section 10.2.     Recording...................................................................................   84
Section 10.3.     Possession of the Collateral................................................................   85
Section 10.4.     Suits to Protect the Collateral.............................................................   85
Section 10.5.     Release of Collateral.......................................................................   85
Section 10.6.     Specified Releases of Collateral............................................................   86
Section 10.7.     Disposition of Collateral Without Release...................................................   89
Section 10.8.     Sufficiency of Release......................................................................   91
Section 10.9.     Interest Swap Intercreditor Agreement.......................................................   91
Section 10.10.    Actions by the Trustee......................................................................   91
Section 10.11.    Collateral Agent............................................................................   92

                                                   ARTICLE XI.

                                                    GUARANTEE

Section 11.1.     Unconditional Guarantee.....................................................................   92
Section 11.2.     Severability................................................................................   93
Section 11.3.     Limitation of Guarantor's Liability.........................................................   93
Section 11.4.     Release of Guarantor........................................................................   94
Section 11.5.     Contribution................................................................................   94
Section 11.6.     Waiver of Subrogation.......................................................................   95
Section 11.7.     Execution of Guarantee......................................................................   95
Section 11.8.     Waiver of Stay, Extension or Usury Laws.....................................................   95

                                                   ARTICLE XII.

                                                COLLATERAL ACCOUNT

Section 12.1.     Collateral Account..........................................................................   96
Section 12.2.     Withdrawal of Net Loss Proceeds.............................................................   96
Section 12.3.     Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.................................   97
Section 12.4.     Withdrawal of Trust Monies for Investment in Replacement Assets.............................   97
Section 12.5.     Investment of Trust Monies..................................................................   98
Section 12.6.     Use of Trust Monies.........................................................................   99
Section 12.7.     Repurchase Sub-Account......................................................................   99
Section 12.8.     Disposition of Notes Retired................................................................  100

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
                                                        ARTICLE XIII.

                                                        [RESERVED]

                                                        ARTICLE XIV.

                                                SATISFACTION AND DISCHARGE

Section 14.1.     Satisfaction and Discharge..................................................................  100
Section 14.2.     Application of Trust........................................................................  101

                                                      ARTICLE XV.

                                                    MISCELLANEOUS

Section 15.1.     Trust Indenture Act Controls................................................................  101
Section 15.2.     Notices.....................................................................................  102
Section 15.3.     Communication by Holders of Notes with Other Holders of Notes...............................  102
Section 15.4.     Certificate and Opinion as to Conditions Precedent..........................................  103
Section 15.5.     Statements Required in Certificate or Opinion...............................................  103
Section 15.6.     Rules by Trustee and Agents.................................................................  104
Section 15.7.     No Personal Liability of Directors, Officers, Employees and Stockholders....................  104
Section 15.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.............................  104
Section 15.9.     No Adverse Interpretation of Other Agreements...............................................  104
Section 15.10.    Successors..................................................................................  105
Section 15.11.    Severability................................................................................  105
Section 15.12.    Counterpart Originals.......................................................................  105
Section 15.13.    Table of Contents, Headings, Etc............................................................  105
Section 15.14.    Qualification of Indenture..................................................................  105

                                    EXHIBITS

Exhibit A         Form of Series A Note

Exhibit B         Form of Series B Note

Exhibit C         Form of Guarantee

Exhibit D(1)      Form of Regulation S Certification

Exhibit D(2)      Form of Certificate to Be Delivered upon Exchange or
                  Registration of Transfer of Notes

Exhibit E         Form of Certificate to Be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors

Exhibit F         Form of Certificate to Be Delivered in Connection with
                  Transfers Pursuant to Regulation S

Exhibit G         Form of Security Agreement

Exhibit H         Form of Mortgage

Exhibit I         Form of Incumbency Certificate

                                    SCHEDULES

Schedule 1        Mortgaged Property on the Issue Date

Schedule 2        Leasehold Mortgages to Be Obtained Following the Issue Date

                                    INDENTURE

                  INDENTURE dated as of December 22, 2003 among Granite Broadcasting Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined herein) and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 9 3/4% Senior Secured Notes due 2010:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Additional Interest" means all additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

                  "Additional Notes" means Notes, in addition to the $405,000,000 aggregate principal amount of Series A Notes issued on the Issue Date (or the Series B Notes issued in exchange for the Series A Notes issued on the Issue Date) (together, the "Initial Notes"), issued pursuant to Article II hereof and in compliance with Section 4.9 hereof, that are subject to the provisions of this Indenture.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For so long as any individual or entity that is a Permitted Holder is an Affiliate of such Person, all Permitted Holders shall be deemed to be Affiliates of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any business unit, division or line of business of such Person or any broadcast station.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

                  (1) any Capital Stock of any Restricted Subsidiary of the Company; or

                  (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business (including a television station or license);

provided, however, that asset sales or other dispositions shall not include:

                  (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

                  (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V hereof;

                  (c) any Restricted Payment permitted by Section 4.7 hereof or that constitutes a Permitted Investment and the disposition of an Investment constituting a Restricted Payment;

                  (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (e) disposals or replacements of obsolete or worn out equipment;

                  (f)      an Asset Swap permitted by Section 4.10 hereof;

                  (g)      cash and Cash Equivalents; or

                  (h)      any transaction constituting a Change of Control.

                  "Asset Swap" means a concurrent purchase and sale or exchange of Permitted Business Assets between the Company or any of its Restricted Subsidiaries and another Person (including an LSAE so long as such assets are subject to a Local Services Agreement); it being understood that an Asset Swap may include a cash equalization payment made in connection therewith; provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with Section 4.10 hereof.

                  "Authority" means any national, federal, state, municipal or local government or quasi-governmental agency or authority.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Broadcast Cash Flow" means, with respect to any Person for any period, operating income or loss plus depreciation and amortization, corporate expense, non-cash compensation and program amortization, less program payments, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  "Capital Stock" means:

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

                  (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing;

but excluding for purposes of Section 4.7 hereof any debt securities convertible into any of the foregoing.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P"), or Moody's Investors Service, Inc. ("Moody's");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Casualty" means, with respect to any Collateral, any loss of, damage to or destruction of all or any material part of such Collateral.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any "person" or "group" of related "persons" as defined in Rules 13d-3 and 13d-5 under the Exchange Act (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders;

                  (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                  (3) any "person" or "group" of related "persons" as defined in Rules 13d-3 and 13d-5 under the Exchange Act (other than the Permitted Holders and any entity formed solely for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

                  (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

                  (5) any event, the occurrence of which constitutes a change of control of the Company for purposes of any Indebtedness of the Company or any of its Restricted Subsidiaries.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Collateral" means, collectively, all of the property and assets that are from time to time subject to or purported to be subject to the Lien of the Security Documents, including, without limitation, the Liens, if any, required to be granted pursuant to Section 4.10, 4.19, 4.21, 10.1(c) or
12.4 hereof.

                  "Collateral Account" means the collateral account established by the Trustee pursuant to Article XII hereof.

                  "Collateral Agent" means the Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means Granite Broadcasting Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

                  "Condemnation" means any taking of the Collateral or any material part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

                  (1)      Consolidated Net Income; and

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                           (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

                           (b)      Consolidated Interest Expense; and

                           (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

                  (3) an amount equal to the product of (i) the aggregate dividends paid on Disqualified Capital Stock of such Person (other than the Company's 12 3/4% Cumulative Exchangeable Preferred Stock and any Refinancing thereof with Disqualified Capital Stock) plus the aggregate dividends paid on Preferred Stock of Subsidiaries of such Person during such period and (ii) a fraction, the numerator of which is one and the denominator of which is one minus such Person's then effective combined tax rate, to the extent paid.

                  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Swap Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Swap Obligations are outstanding has a remaining term as at the date of determination in excess of twelve months); provided, however, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness incurred under a revolving credit facility shall be computed upon the average daily balance of such Indebtedness during the Four Quarter Period.

                  "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (a) the aggregate outstanding consolidated Indebtedness of such Person and its consolidated Subsidiaries as of the date of the transaction giving rise to the need to calculate the Leverage Ratio (the "Transaction Date") on a consolidated basis in accordance with GAAP to (b) the Consolidated EBITDA of such Person during the last four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date for which financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities not involving a permanent reduction of a commitment, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) or the making of any material Investment occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) or material Investment occurred on the first day of the Four Quarter Period. If since the begin-ning of such period the Company shall have received the proceeds of an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such receipt of proceeds of such Equity Offering for such period. Whenever pro forma effect is to be given under this clause
         (2), the amount of income, earnings or expense and cost reductions relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the date of such calculation. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; provided that a guarantee otherwise permitted by this Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of this Indenture shall not constitute a separate incurrence of Indebtedness.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (to the extent otherwise not excluded therefrom):

                  (1) after-tax gains from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

                  (2) after-tax items classified as extraordinary gains or losses;

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

                  (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereto is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Trustee Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions or this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

                  "8 7/8% Notes" means the 8 7/8% Senior Subordinated Notes due May 15, 2008 of the Company.

                  "8 7/8% Notes Tender Offer" means the tender offer pursuant to which holders of the 8 7/8% Notes will be offered by the Company to sell their 8 7/8% Notes to the Company at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, with a portion equal to 3% of the principal amount thereof being a consent payment in exchange for the holders' consent to the removal of certain covenants from the indenture governing the 8 7/8% Notes. The 8 7/8% Notes Tender Offer is expected to expire on January 8, 2004 (such date, as such may be extended, the "8 7/8% Notes Tender Offer Expiration Date").

                  "Equity Offering" means one or more public or private sales of Qualified Capital Stock of the Company pursuant to which the Company receives, in any one such offering, net cash proceeds of at least $5.0 million.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "Event of Loss" means, with respect to any Collateral, any (1) Casualty with respect to such Collateral, (2) Condemnation of such Collateral or
(3) settlement in lieu of clause (2) above.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. If the fair market value is reasonably believed to exceed $3 million, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "FCC" means the Federal Communications Commission.

                  "Final Memorandum" means the Company's final offering memorandum dated December 8, 2003, whereby the Company offered $405,000,000 aggregate principal amount of Series A Notes.

                  "Foreign Subsidiary" means a Subsidiary of the Company organized under the laws of, and conducting substantially all of its business in, a jurisdiction other than the United States or any state, territory or possession thereof.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date, provided that any LSAE that is a Restricted Subsidiary of the Company shall be treated as a consolidated wholly-owned Subsidiary for purposes of this definition.

                  "Guarantee" means each guarantee of the Notes by each Guarantor.

                  "Guarantor" means: (1) each Restricted Subsidiary of the Company as of the Issue Date; and (2) each of the Company's Restricted Subsidiaries (other than Foreign Subsidiaries) that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture; provided further that no LSAE shall be a Guarantor so long as it is not required to provide a Guarantee pursuant to the proviso of Section
4.16 hereof.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means with respect to any Person, without duplication:

                  (1)      all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 150 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

                  (8) all Obligations under interest swap agreements of such Person; and

                  (9) all Disqualified Capital Stock issued by such Person and all Preferred Stock of Subsidiaries of such Person (other than Qualified Capital Stock of an LSAE which Preferred Stock has no requirements for payment of dividends or other distributions other than in the form of Qualified Capital Stock of such LSAE) with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Director" of any Person means a member of the Board of Directors of such Person that is "Independent" within the meaning of the New York Stock Exchange Listed Company Manual.

                  "Independent Financial Advisor" means a firm of national status:

                  (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

                  (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding voting Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date of original issuance of Notes.

                  "Legal Requirements" means, at any time, any and all judicial and administrative rulings and decisions, and any and all Federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any Authority, in each case applicable, at such time to the Company or the Collateral (or the ownership or use thereof).

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "Local Services Agreement" means a local services arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement between the Company and a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor, on the one hand, and an LSAE, on the other hand, pursuant to which the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor (subject only to preemption rights and other limitations required, in the good faith judgment of the Company, to meet then applicable FCC approval requirements), (i) obtains the right to sell substantially all of the advertising inventory of a television station of which the LSAE is the licensee, (ii) obtains the right to supply up to fifteen percent of such station's total weekly broadcast programming hours, or such greater amount as may be permitted by the FCC, and sell advertising time during substantially all of such programming on its television station or (iii) provides assistance to such LSAE with respect to substantially all of the operations of such station.

                  "LSAE" means a Person (i) whose assets principally consist of licenses and related assets to operate a television station or stations in a market where the Company or a Restricted Subsidiary of the Company that is a Guarantor also owns and operates a television station, (ii) to which the Company provides assistance with respect to substantially all of the operations of such television station or stations pursuant to one or more Local Services Agreements, in return for periodic payments (but in no event less frequently than quarterly) equal to substantially all of such entity's cash flow (net of operating cash expenses plus cash principal and interest payments and other finance charges and expenses), (iii) all of whose assets and certain of whose liabilities (and all of the equity interests in such Person) are subject to transferable call options held by the Company (the exercise of which is subject only to compliance with applicable FCC rules and policies and approvals required by law, such as FCC approval) with an exercise price not to exceed the outstanding Indebtedness of such LSAE and (iv) none of whose direct and indirect owners, or any other Person who receives any economic benefit from the LSAE, is a Permitted Holder or an Affiliate of the Company or of an Affiliate of any Permitted Holder (in each case, other than the Company or a Restricted Subsidiary of the Company); provided that the limitations contained in clauses
(i), (ii) (with respect to the amount of such periodic payments) and (iii) (with respect to the exercise price and the option for the equity interests of such Persons) may be modified if and to the extent determined by the Company in good faith as necessary to obtain FCC approval of such arrangements with respect to such LSAE and its Local Services Agreements.

                  "Mortgage" means an agreement, including, but not limited to, a mortgage, deed of trust or deed to secure debt creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit H, with such schedules and including such provisions as shall be necessary to conform such document to applicable law or as shall be customary under applicable law.

                  "Mortgaged Property" means (1) the Real Property set forth in
Schedule 1 hereto, (2) the additional Real Property, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to Section 4.10, 4.19, 10.1(c) or 12.4 hereof and (3) the Real Property set forth in Schedule 2, one or more of which may become subject to a leasehold Mortgage delivered after the Issue Date pursuant to Section 4.21.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

                  (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds, condemnation awards or damages awarded by any judgment, in each case received by the Company from such Event of Loss net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, legal, accounting and appraisal and insurance adjuster fees);

                  (2) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Event of Loss;

                  (3) repayment of Indebtedness (other than Indebtedness evidenced by the Notes) that is secured by the property or assets that are the subject of such Event of Loss; and

                  (4) appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

                  "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Notes" means the Initial Notes and the Additional Notes.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice President or Assistant Secretary of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 15.4 and 15.5 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Sections 15.4 and 15.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor pursuant to Section 14.1 hereof or otherwise satisfactory to the Trustee has been made;

                  (iii) Notes which have been paid pursuant to Section 2.6 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

                  (iv) Notes which have been defeased pursuant to a Legal Defeasance effected pursuant to Article VIII hereof;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  "Permitted Business" means the ownership and operation of broadcast television stations and other businesses reasonably ancillary or related thereto.

                  "Permitted Business Acquisition" means the acquisition of a television station or stations either (x) directly by the Company or a Restricted Subsidiary of the Company that is a Guarantor or (y) by an LSAE as long as such assets are all subject to a Local Services Agreement; provided that any such acquisition described in clause (x) or (y) results in there being at least two television stations owned by the Company and its Restricted Subsidiaries (including the LSAE) in a single market.

                  "Permitted Business Assets" means assets used or useful in a Permitted Business.

                  "Permitted Collateral Liens" means (i) Liens securing the Notes issued pursuant to this Indenture (and the related Guarantees) and Senior Secured Refinancing Indebtedness, (ii) Liens securing Indebtedness incurred pursuant to and in accordance with clause (13) of the definition of "Permitted Indebtedness," (iii) with respect to real property Collateral, the prior Liens or encumbrances permitted under the applicable mortgage or deed of trust encumbering the same and Liens of the type described in (and as limited by) clauses (1), (2), (3), (5), (6) (12), (13), (14) and (15) of the definition of
"Permitted Liens" and (iv) with respect to personal property Collateral, Liens of the type described in (and as limited by) clauses (1), (2), (3), (4), (5),
(7), (8), (10), (11), (12), (13), (14), (15) and (17) of the definition of
"Permitted Liens"; provided that, in each case of clauses (2), (3) and (5) of the definition of "Permitted Liens," (x) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien and (y) upon the request of the Trustee or the Collateral Agent, as the case may be, the Company or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's or the Collateral Agent's, as the case may be, reasonable estimate of all interest and penalties related thereto.

                  "Permitted Holders" means (i) W. Don Cornwell and Stuart J. Beck, (ii) the members of the immediate family of either of the persons referred to in clause (i) above, (iii) any trust created for the benefit of the persons described in clause (i) or (ii) above or any of their estates or (iv) any Person that is controlled by any Person described in clause (i), (ii) or (iii) above.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes issued on the Issue Date in an aggregate principal amount not to exceed $405 million;

                  (2) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                  (3) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates (and not for speculative purposes);

                  (4) Purchase Money Indebtedness of an LSAE to acquire assets described in clause (i) of the definition of "LSAE" and which are subject to the option described in clause (iii) of the definition of "LSAE" and guarantees of such Indebtedness by the Company or any Restricted Subsidiary that is a Guarantor; provided that at no time may the Indebtedness incurred and then outstanding under this clause (4) and clause (14), plus refinancings of Indebtedness incurred under this clause (4) and clause (14), exceed $30 million in aggregate principal amount;

                  (5) Indebtedness of a Restricted Subsidiary of the Company to the Company, to a Guarantor or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under this Indenture; provided, however, that if as of any date any Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

                  (6) Indebtedness of the Company to a Guarantor that is a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Guarantor that is a Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided, however, that if as of any date any Person other than a Guarantor that is a Restricted Subsidiary of the Company or the holder of Indebtedness secured by a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
         (6) by the Company;

                  (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

                  (8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts in the ordinary course of business (and letters of credit in respect thereof in the ordinary course of business or in respect of the obligations referred to in clause (4)), provided that no instrument permitted hereunder is in favor of, or otherwise supports Indebtedness otherwise permitted by clause (4);

                  (9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries that are Guarantors in aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (10)     Refinancing Indebtedness;

                  (11) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or its Restricted Subsidiaries (other than an LSAE) under this Indenture;

                  (12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or its Restricted Subsidiaries, provided that no instrument permitted hereunder is in favor of, or otherwise supports, Indebtedness otherwise permitted by clause (4);

                  (13) additional Indebtedness (including Purchase Money Indebtedness) or Disqualified Capital Stock of the Company or additional Indebtedness of its Restricted Subsidiaries that are Guarantors in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (14) Indebtedness, the proceeds of which are used to finance, directly or indirectly, a Permitted Business Acquisition (or the Refinancing of any of such Indebtedness); provided that such Indebtedness shall (i) have asset sale, change of control, events of defaults, financial and other covenants no less advantageous to the Company than those in the 8 7/8% Notes prior to the commencement of the 8 7/8% Notes Tender Offer, except that such Indebtedness may provide that it can be repaid at 100% of its principal amount, plus accrued and unpaid interest, from an Asset Sale that otherwise complies with this Indenture, provided that such Asset Sale is consummated within 180 days of the incurrence of such Indebtedness, (ii) shall be subordinated to the Notes to the same or greater extent than the 8 7/8% Notes and (iii) shall have no scheduled interest or principal payments prior to the date that is 30 days following the scheduled maturity of the Notes (other than payment of interest in-kind); provided that (x) at no time may the Indebtedness incurred and then outstanding under this clause
         (14) and clause (4), plus refinancings of Indebtedness under this clause (14) and clause (4), exceed $30 million in the aggregate, (y) after giving effect to such incurrence (other than an incurrence solely consisting of Refinancing Indebtedness) on a pro forma basis, the ratio of the aggregate amount of such incremental Indebtedness to the aggregate amount of incremental EBITDA resulting from the transaction which is funded, in whole or in part, by such incremental Indebtedness shall not be greater than 6.5 to 1.0, such incremental EBITDA to be determined by the Company in good faith on a pro forma basis consistent with that described under the definition of "Consolidated Leverage Ratio," but also giving effect to incremental revenue or expense and cost reductions determined in good faith by the Company to be reasonably achievable during the Four Quarter Period succeeding such acquisition (regardless of whether such incremental revenue or cost savings could be reflected in pro forma financial statements under GAAP or Regulation S-X under the Securities Act) and evidenced by an Officers' Certificate of the Company setting forth such calculation and
         (z) the terms of the instrument governing such Indebtedness or guarantee shall provide that the holders thereof shall have waived any right to and agree not to (i) challenge the validity of the Notes and the Guarantees and the Liens in favor of the Trustee and the Holders of the Notes in respect of the Notes and the Guarantees or (ii) assert any claim with respect to post-petition interest or penalties; and

                  (15) Indebtedness (including, but not limited to, guarantees) incurred to finance, directly or indirectly, a Permitted Business Acquisition, plus refinancings thereof, provided that an amount equal to 101% of the principal amount of such Indebtedness, plus interest thereon for a one calendar quarter period (but in no event more than 105% of the principal amount thereof) is, and remains, secured with cash or Cash Equivalents (or a letter of credit or bond secured by cash or Cash Equivalents); provided further (and only to the extent) that such cash has been funded from (i) Net Cash Proceeds of an Asset Sale; (ii) net cash proceeds from the issuance and sale of Qualified Capital Stock of the Company; (iii) proceeds from Indebtedness incurred pursuant to clause (14); (iv) other cash and Cash Equivalents up to $25 million; or (v) any combination thereof.

                  "Permitted Investments" means:

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

                  (2) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and this Indenture;

                  (3) Investments in cash and Cash Equivalents (i) held in a Control Account (as defined in the Security Documents) with respect to which the Trustee, for the benefit of the Noteholders, has a first priority perfected Lien, (ii) held in collection accounts existing on the Issue Date other than Control Accounts, provided that there are in place standing instructions to sweep all such deposits, on a daily basis, into an account described in clause (i) and all such accounts are so swept on a daily basis, (iii) held in certain accounts other than Control Accounts, provided such funds are (x) used only to fund periodic payroll of the Company and its Subsidiaries, (y) deposited in such accounts no more than three business days prior to the date payroll checks are to be issued and (z) only to the extent of the payroll obligations as of such date or as otherwise set forth in the Security Agreement, (iv) held in the Collateral Account or (v) as otherwise permitted by clause (15) of the definition of "Permitted Indebtedness" or clause (10) of the definition of "Permitted Liens";

                  (4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries (other than employees, directors and officers that are Permitted Holders or Affiliates thereof) in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding and incurred after the Issue Date;

                  (5) Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

                  (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any of its Restricted Subsidiaries;

                  (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

                  (8) Investments represented by Indebtedness (including guarantees) that are otherwise permitted under this Indenture;

                  (9) Investments in a Permitted Business the payment for which is Qualified Capital Stock of the Company;

                  (10) any Asset Swap made in accordance with Section 4.10 hereof;

                  (11) additional Investments in a Permitted Business not to exceed $1.0 million at any one time outstanding; such Investments to be valued at original cost less cash distributions or return thereon that are not otherwise reflected in Consolidated EBITDA of the Company; and

                  (12) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens on (a) assets of a Person that merges with or into or consolidates with the Company or any of its Restricted Subsidiaries after the Issue Date, (b) assets of a Person that otherwise becomes a Restricted Subsidiary of the Company after the Issue Date or (c) assets acquired by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that, in each case, (x) such Liens existed at the time of such event, (y) such Liens were not incurred in connection with, or in contemplation of, such event and (z) such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries (other than, in the case of clauses
         (a) and (b) above, the assets of such Person);

                  (2) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Com-pany or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (6) easements, rights-of-way, zoning restrictions, minor defects and irregularities in title and other similar charges or encumbrances in respect of real property that do not, individually or in the aggregate, have a material adverse effect on the value of the real property encumbered thereby and do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (7) Liens representing any interest or title of a lessor under any Capitalized Lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease and accessions and improvements thereto and proceeds thereof;

                  (8) Liens upon specific items of inventory or other goods and proceeds thereof of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (10) Liens encumbering deposits made to secure ordinary course business obligations arising from statutory, regulatory or contractual (other than with respect to Indebtedness) requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (11) Liens securing Indebtedness incurred pursuant to clause (9) of the definition of "Permitted Indebtedness"; provided, however, that (x) such Lien extends only to the property being financed with such Indebtedness and accessions and improvements thereto and proceeds thereof and (y) in the case of Purchase Money Indebtedness, the Lien securing such In-debtedness shall be created within 180 days of such acquisition, installation, construction or improvement or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

                  (12) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Company's Restricted Subsidiaries and any interest or title of a lessor under any lease permitted by this Indenture;

                  (13) Liens securing Interest Swap Obligations pursuant to clause (3) of the definition of "Permitted Indebtedness"; provided that the Company shall have entered into an Interest Swap Intercreditor Agreement with each party holding any such Lien;

                  (14) Liens securing Indebtedness incurred pursuant to clause (13) of the definition of "Permitted Indebtedness," provided that, if such Indebtedness is not Purchase Money Indebtedness or refinancing thereof, such Liens do not extend to any property or assets that are not Collateral;

                  (15) Liens securing Indebtedness (other than Permitted Indebtedness) incurred pursuant to Section 4.9 hereof, which Indebtedness was incurred solely for the purpose of acquiring assets that constitute Collateral plus related fees and expenses, but only if after giving effect to the initial grant of such Lien the Consolidated Leverage Ratio of the Company shall not be greater than 6.5 to 1.0, provided that such Liens do not extend to any property or assets that are not Collateral;

                  (16) solely to the extent of any LSAE assets, Liens by an LSAE on its assets to secure Indebtedness incurred pursuant to clause
         (4) of the definition of "Permitted Indebtedness";

                  (17) solely to the extent of cash (or Cash Equivalents), Liens on such cash (or Cash Equivalents) as contemplated by (and only to the extent contemplated by) clause (15) of the definition of "Permitted Indebtedness"; and

                  (18) Liens on any interest or title of a lessor under any real property leased by the Company or any of the Company's Restricted Subsidiaries.

                  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "PORTAL Market" means The PORTAL Market(SM) operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                  "Purchase Money Indebtedness" of a Person means Indebtedness of such Person incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Permitted Business Assets.

                  "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided herein.

                  "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided herein.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.9 hereof (other than pursuant to clause (3), (5), (6), (7), (8), (9), (11), (12) or (13) of the definition of "Permitted
Indebtedness"), in each case that does not:

                  (1) result in an increase in the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of accrued fees and expenses incurred in connection with such Refinancing); or

                  (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company or of an LSAE (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company or of such LSAE, as the case may be, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee (or is Disqualified Capital Stock), then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee (or shall be Disqualified Capital Stock, as the case may be), as the case may be, at least to the same extent and in the same manner as the Indebtedness (or Disqualified Capital Stock) being Refinanced.

                  "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S as promulgated under the Securities Act.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Security Agreement" means that certain security agreement, between the Company, the Restricted Subsidiaries from time to time party thereto, and the Collateral Agent, substantially in the form of Exhibit G hereto.

                  "Security Documents" means, collectively, each Interest Swap Intercreditor Agreement, the Security Agreement, the Mortgages and each other security agreement, mortgage, deed of trust, pledge, collateral assignment or other assignment or instrument evidencing or creating any security in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes in any or all of the Collateral, in each case as amended from time to time in accordance with its terms.

                  "Senior Secured Indebtedness" means (i) Indebtedness represented by the Notes and the Guarantees and Senior Secured Refinancing Indebtedness, (ii) senior Indebtedness (other than Permitted Indebtedness) incurred pursuant to Section 4.9 hereof and secured pursuant to a Lien in accordance with clause (15) of the definition of "Permitted Liens" or (iii) any Refinancing of senior Indebtedness in clause (ii) above.

                  "Senior Secured Parties" means the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes (including any Additional Notes subsequently issued under and in compliance with the terms of this Indenture) and the holders from time to time of any Senior Secured Indebtedness and the duly authorized representative of such holders, if any.

                  "Senior Secured Refinancing Indebtedness" means Indebtedness that constitutes Refinancing Indebtedness for the Notes, which is secured by the Collateral on a pari passu basis with the Notes.

                  "Series A Notes" means the Company's 9 3/4% Senior Secured Notes due 2010.

                  "Series B Notes" means notes issued by the Company hereunder containing terms identical to the Series A Notes (except (i) interest thereon shall accrue from the last date on which interest was paid on the Series A Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Series A Notes, including the text referred to in footnote 2 of Exhibit A hereto, shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange for Series B Notes pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Notes.

                  "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

                  "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, including, without limitation, the 8 7/8% Notes.

                  "Subsidiary," with respect to any Person, means:

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

                  (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person; and

                  (3) with respect to the Company, Subsidiary, consolidated Subsidiary and Restricted Subsidiary, shall each include each LSAE.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                  "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

                  "Trust Monies" means all cash and Cash Equivalents received:

                  (1)      as Net Cash Proceeds and Net Loss Proceeds; or

                  (2) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral by or on behalf of the Trustee pursuant to this Indenture or any of the Security Documents or otherwise;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder, which term shall include the Collateral Agent, unless the Trustee has been replaced in such capacity in accordance with this Indenture.

                  "12 3/4% Cumulative Exchangeable Preferred Stock" means the 12 3/4% cumulative exchangeable preferred stock of the Company, issued pursuant to a Certificate of Designations dated January 30, 1997.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection of the effect or perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary), other than any LSAE, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

                  (1) the Company certifies to the Trustee that such designation complies with Section 4.7 hereof;

                  (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and

                  (3) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section
4.7 hereof, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is desig-nated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7 hereof.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                  (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

                  "U.S. Person" means any U.S. person as defined in Regulation
S.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.      Other Definitions.

                                                                                   Defined
                                Term                                              in Section
                                ----                                              ----------
"Acceleration Notice".......................................................           6.2
"Action" ...................................................................           1.5
"Adjusted Net Assets".......................................................          11.5
"Affiliate Transaction".....................................................          4.11
"Agent Members".............................................................           2.6(b)
"Available Repurchase Amount................................................          4.22
"California Guarantor"......................................................          11.1
"Certificated Notes"........................................................           2.1
"Change of Control Offer"...................................................          4.15
"Change of Control Offer Period"............................................           3.9
"Company Cash Collateral Notice" ...........................................          10.6(d)
"Company Notice"............................................................          10.6(b)
"Covenant Defeasance".......................................................           8.3
"DTC" ......................................................................           2.6(g)
"Event of Default"..........................................................           6.1
"Excess Loss Proceeds"......................................................          4.19
"Foreign Person"............................................................           2.6(c)
"Funded Repurchase Amount" .................................................          12.7
"Funding Guarantor".........................................................          11.5
"Global Notes"..............................................................           2.1
"Guarantee".................................................................          11.1
"IAI Global Note"...........................................................           2.1
"incur".....................................................................           4.9
"Institutional Accredited Investors"........................................           2.1
"Interest Swap Intercreditor Agreement".....................................          10.9
"Legal Defeasance"..........................................................           8.2
"Loss Proceeds Offer".......................................................          4.19
"Loss Proceeds Offer Amount"................................................          4.19
"Loss Proceeds Offer Payment Date"..........................................          4.19
"Loss Proceeds Offer Trigger Date"..........................................          4.19
"Net Proceeds Offer"........................................................          4.10(b)
"Net Proceeds Offer Amount".................................................          4.10(b)
"Net Proceeds Offer Payment Date"...........................................          4.10(b)
"Net Proceeds Offer Trigger Date"...........................................          4.10(b)
"Optional Redemption".......................................................           3.7
"Paying Agent"..............................................................           2.3
"Permanent Regulation S Global Note"........................................           2.1
"Private Placement Legend"..................................................           2.6(h)
"Reference Date"............................................................           4.7
"Registrar".................................................................           2.3
"Regulation S Global Note"..................................................           2.1
"Released Cash Collateral"..................................................          10.6(d)
"Released Collateral".......................................................          10.6(b)
"Released Trust Monies".....................................................          12.4
"Replacement Assets"........................................................          4.10
"Repurchase Sub-Account" ...................................................          12.7

                                                                                 Defined
                                       Term                                     in Section
                                       ----                                     ----------
"Restricted Payment"........................................................        4.7
"Rule 144A Global Note".....................................................        2.1
"Special Notes Offer".......................................................       4.22
"Special Notes Offer Date"..................................................       4.22
"Special Redemption"........................................................        3.8
"Subject Property"..........................................................       4.19
"Surviving Entity"..........................................................        5.1
"Temporary Regulation S Global Note"........................................        2.1
"U.S. Certificated Notes"...................................................        2.1

Section 1.3.      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions; and

                  (f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.      Actions of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Action" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                  (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                  ARTICLE II.

                                   THE NOTES

Section 2.1.      Form and Dating.

                  The Series A Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. The Series B Notes shall be substantially in the form of Exhibit B hereto. Each Note shall be dated the date of its authentication. The notation on each Note relating to the Guarantees shall be substantially in the form set forth on Exhibit C hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form of Exhibit A hereto (the

"Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.6(h)(iv) hereof. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A hereto (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.6(h)(iv) hereof. At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit D(1) hereto, a single permanent Global Note in registered form substantially in the form of Exhibit A hereto (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred. The aggregate principal amount of the Regulation S Global Note may from time to time thereafter be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form of Exhibit A hereto (the "IAI Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in
Section 2.6(h)(iv) hereof. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  The Rule 144A Global Note, the Regulation S Global Note and the IAI Global Note are sometimes referred to herein as the "Global Notes." Notes issued in exchange for interests in a Global Note pursuant to Section 2.6 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Certificated Notes").

Section 2.2.      Execution and Authentication.

                  Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor shall execute a Guarantee in the manner set forth in Section 11.7.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $405 million and (ii) subject to Section 4.9, Additional Notes. The Trustee, upon written order of the Company signed by two Officers of the Company, shall authenticate Series B Notes; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to the Additional Notes. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. For the purposes of this Indenture, except for Section 4.9, references to the Notes include Additional Notes, if any.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

Section 2.3.      Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the option of the Company, payment of interest and Additional Interest may be paid at the Trustee's corporate office or by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

Section 2.4.      Paying Agents to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and any premium, if any, interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.      Transfer and Exchange.

                  (a) Transfer and Exchange Generally; Book-Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                  Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2 hereof. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                  All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i) hereof, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D hereto.

                  (b) Book-Entry Provisions for the Global Notes. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.6(h)(iv) hereof.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note and the Depositary may be treated by the Com-pany, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  Transfers of the Global Notes shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Global Notes may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

                  (c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person, a "Foreign Person"):

                  (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if
         (x) (A) the requested transfer is at least two years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after last date on which such Note was held by an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E hereto and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act;

                  (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Certificated Note and (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Certificated Notes to be transferred, and the Registrar shall cancel the Certificated Notes so transferred; and

                  (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and
         (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

                  (d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

                  (i) if the Note to be transferred consists of Certificated Notes or an interest in the IAI Global Note or the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the IAI Global Note or the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the IAI Global Note or the Regulation S Global Note so transferred.

                  (e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

                  (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

                  (f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

                  (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit F hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                  (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note or the IAI Global Note.

                  (g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note, the Regulation S Global Note and the IAI Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

                  Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

                  Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if at any time:

                  (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice;

                  (ii) the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within ninety (90) days; or

                  (iii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (h)      Legends.

                  (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a

         Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2) hereto).

                  (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Series A Notes is either (A) a broker-dealer,
(B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                  (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (j)      General Provisions Relating to Transfers and
Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 3.9, 3.10 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v)      The Company shall not be required:

                  (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.2 hereof and ending at the close of business on the day of selection; or

                  (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

Section 2.7.      Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8.      Outstanding Notes.

                  The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

                  If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company, any Guarantor or an Affiliate thereof.

Section 2.10.     Temporary Notes.

                  Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of all canceled Notes. All canceled Notes shall be delivered to the Company if the Company so requests in writing. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 hereof, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

                  None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Notes in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Notes in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such
Note in global form or impair, as between such Depositary and owners of beneficial interests in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as a Holder of such Note in global form.

Section 2.14.     CUSIP Numbers.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall notify the Trustee of any change to the CUSIP numbers.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

                  If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10, 4.15 or 4.19 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 45 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer or a Loss Proceeds Offer, as the case may be, and (b) the conditions set forth in Section 4.10, 4.15, 4.19 or
4.22 hereof, as the case may be, have been satisfied.

                  If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.      Selection of Notes.

                  Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption.

                  If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10, 4.19 or 4.22 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with
Section 4.10, 4.19 or 4.22. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8 hereof, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

                  The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.      Notice of Optional or Special Redemption.

                  In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

                  The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date;

                  (f) that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

                  (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest and Additional Interest, if any, which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest and Additional Interest, if any.

Section 3.5.      Deposit of Redemption Price.

                  On or before 10:00 a.m. Eastern Time on each Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

                  Unless the Company defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.      Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed.

Section 3.7.      Optional Redemption.

                  The Company may redeem any or all of the Notes at any time on or after December 1, 2006 at the Redemption Prices set forth in the Notes (an "Optional Redemption"). Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.      Special Redemption.

                  In the event the Company completes one or more Equity Offerings on or before December 1, 2005, the Company, at its option, may use the net cash proceeds from any such Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 109.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided, however, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after each such Special Redemption; and provided, further, that such Special Redemption shall occur within 90 days after the date of the closing of the applicable Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9.      Repurchase upon Change of Control Offer.

                  In the event that, pursuant to Section 4.15 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

                  The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the third Business Day following the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer.

                  Within 5 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this
         Section 3.9 and Section 4.15 hereof and that, to the extent lawful, all Notes properly tendered will be accepted for payment;

                  (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

                  (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                  (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

                  (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

                  (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase
Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate, shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10. Repurchase upon Application of Net Cash Proceeds and Net Loss Proceeds.

                  In the event that, pursuant to Section 4.10 or 4.19 hereof, the Company shall be required to commence a Net Proceeds Offer or Loss Proceeds Offer, it shall follow the procedures specified below.

                  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer or Loss Proceeds Offer, as the case may be. The Net Proceeds Offer or Loss Proceeds Offer shall be made to all Holders. Each Net Proceeds Offer or Loss Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date (unless such Net Proceeds Offer is deferred in accordance with Section 4.10(c) hereof, in which case such Net Proceeds Offer shall be mailed within 25 days of the termination of such deferral) or Loss Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of a Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer or a Loss Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The notice, which shall govern the terms of a Net Proceeds Offer or a Loss Proceeds Offer, shall state:

                  (a) that the Net Proceeds Offer or Loss Proceeds Offer is being made pursuant to this Section 3.10 and either Section 4.10 or
         4.19 hereof, as applicable;

                  (b) the Net Proceeds Offer Amount or Loss Proceeds Offer Amount, the Purchase Price and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

                  (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer or Loss Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                  (e) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer or Loss Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                  (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

                  (g) that, to the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount or Loss Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on the amount of Notes tendered); and

                  (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount or Loss Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer or Loss Proceeds Offer, or if less than that amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Net Proceeds Offer or the Loss Proceeds Offer, as applicable, on or as soon as practicable after the Purchase Date.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Net Proceeds Offer or the Loss Proceeds Offer, as applicable.

                                  ARTICLE IV.

                                   COVENANTS

Section 4.1.      Payment of Principal and Interest.

                  The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.      Reports.

                  The Company shall file with the Trustee and, if such filings are not made available by the Commission free of charge over the internet, mail to each Holder of Notes, within 15 days after filing with the Commission, copies of the annual, quarterly and current reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company is not required by law to remain subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file with the Commission (so long as the Commission accepts such filings) and deliver to the Trustee, and, if such filings are not made available by the Commission free of charge over the internet, to each Holder of Notes such annual, quarterly and current reports which are specified in Section 13 or 15(d) of the Exchange Act. In addition, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act. The Company will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4.      Compliance Certificate.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2004), an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has performed its obligations under this Indenture in all material respects, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Company has complied with and performed its obligations under the provisions contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.1, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.15, 4.16,
4.19 or 4.20 or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five Business Days) upon the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

Section 4.5.      Taxes.

                  The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.      Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.      Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or the Guarantors; or

                  (4)      make any Investment (other than Permitted
         Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment") if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

                           (w) (1) 100% of the cumulative Consolidated EBITDA (or if cumulative Consolidated EBITDA shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period) less (2) 140% of the Consolidated Interest Expense of the Company for such period; plus

                           (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

                           (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any common equity contribution received by the Company subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.8); plus

                           (z) without duplication of any amounts included in clause (w), (x) or (y), the sum of:

                                    (1)      the aggregate amount returned in
                           cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                    (2)      the net cash proceeds received by
                           the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                                    (3)      upon redesignation of an
                           Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

                  provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or
         (iii) a combination thereof;

                  (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness either (i) in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or
         (b) Refinancing Indebtedness or (iii) a combination thereof;

                  (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries (other than officers, directors or employees that are Permitted Holders or any Affiliates thereof) in an amount not to exceed $1.0 million in any twelve month period;

                  (5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued after the Issue Date in accordance with Section 4.9 hereof and otherwise in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense" but excluding the declaration and payment of dividends with respect to the Company's 12 3/4% Cumulative Exchangeable Preferred Stock and any Refinancing thereof; provided, that the payment of such dividends permitted by this clause (5) will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (7) any purchase or redemption of subordinated obligations from Net Cash Proceeds to the extent permitted by Sections
         3.9 and 4.10 hereof; provided, however, that such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments or as otherwise contemplated by subclause (i) of clause (14) of the definition of "Permitted Indebtedness";

                  (8) any purchase or redemption of subordinated obligations as a result of a Change of Control, provided that the offer to purchase pursuant to Sections 3.9 and 4.15 hereof shall have been consummated prior to any such purchase; provided, further, that such purchase shall be excluded from the calculation of the amount of Restricted Payments; or

                  (9) any purchase or redemption of, and payment of the consent fee with respect to, the 8 7/8% Notes pursuant to the 8 7/8% Notes Tender Offer; provided that such purchase shall be excluded from the calculation of the amount of Restricted Payments.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended (without duplication) pursuant to clauses (1), (2)(ii) and (3)(ii)(a) above shall be included in such calculation.

Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other Obligation owed to the Company or any other Restricted Subsidiary of the Company; or

                  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except in each case for such encumbrances or restrictions existing under or by reason of:

                  (a)      applicable law, rule or regulation;

                  (b)      this Indenture;

                  (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

                  (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on this Issue Date;

                  (f)      the Security Documents;

                  (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                  (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business and not otherwise in violation of any other provisions of this Indenture;

                  (j) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and
         (g);

                  (k) in the case of clause (3) of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                  (l) any agreement or instrument governing Indebtedness permitted to be incurred under this Indenture, provided that (x) the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not more restrictive than those contained in this Indenture or (y) in the case of an agreement or instrument governing Indebtedness described in clause (4) of the definition of "Permitted Indebtedness," the terms and conditions do not materially restrict the benefits to the Company and its Restricted Subsidiaries that are Guarantors described under the definition of "Local Services Agreement" and not otherwise in violation of any other provisions of this Indenture; and

                  (m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.9.      Limitation on Incurrence of Additional Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Leverage Ratio of the Company shall not be greater than 7.5 to 1.0; provided, however, that any Indebtedness of a Person existing at the time such Person becomes or ceases to be a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred at the time it becomes or ceases to be a Restricted Subsidiary.

                  (b) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured.

                  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) of the definition of "Permitted Indebtedness" or is entitled to be incurred pursuant to clause (a) above, the Company may, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant (but such amounts that constitute Indebtedness shall be included for purposes of determining the ratio pursuant to clause (a) above). A guarantee otherwise permitted by this Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of this Indenture shall not constitute a separate incurrence of Indebtedness.

Section 4.10.     Limitation on Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                  (2) at least 90% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below) and is received at the time of such disposition; provided, however, that the amount of any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are within 30 days converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed, to the extent of cash so received, to be cash for purposes of this provision; provided further that any liabilities (as shown on the Company's or such Restricted

         Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, and excluding Indebtedness other than Indebtedness under clause (3) of the definition of "Indebtedness" or Purchase Money Indebtedness) that are assumed by the transferee and are not otherwise thereafter required to be reflected on the Company's consolidated balance sheet shall be deemed to be cash for purposes of this provision;

                  (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds in excess of $5.0 million for any one Asset Sale (or series of related Asset Sales) relating to such Asset Sale (i) as contemplated by subclause (i) of clause (14) of the definition of "Permitted Indebtedness" or (ii) within 270 days of receipt thereof to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (excluding Capital Stock other than Capital Stock of an entity that is (or will immediately become) a Guarantor) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or to finance, directly or indirectly, a Permitted Business Acquisition or enter into a definitive agreement to effectuate such acquisition, subject only to customary conditions, including FCC approval, within 90 days of receipt of the Net Cash Proceeds of such Asset Sale and consummate such acquisition within 360 days of receipt thereof; provided that (A) the primary purpose of such acquisition of Replacement Assets or Permitted Business Acquisition is to acquire, and there is acquired, a television station with a Big-4 (ABC, CBS, NBC or Fox) network affiliation agreement in place or the creation (through ownership by the Company and its Restricted Subsidiaries) of a "duopoly" in a market and (B) that the Company shall use all reasonable best efforts to promptly dispose of any other assets acquired in such acquisition or Permitted Business Acquisition; provided further that to the extent such Net Cash Proceeds were received from an Asset Sale of assets or property that constituted Collateral, such Replacement Assets so acquired shall be owned by the Company or a Guarantor, shall not be subject to any Liens other than Permitted Collateral Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents (subject to the release provisions contained in Article X); and

                  (4) if such Asset Sale consists, in whole or in part, of the sale of any Capital Stock of any Restricted Subsidiary, Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of in the same transaction or series of related transactions such that such Person is no longer a Subsidiary.

                  (b) Pending the final application of such Net Cash Proceeds, the Company shall deposit such proceeds in a separate Collateral Account. Any such Net Cash Proceeds so deposited shall be promptly disbursed by the Trustee in accordance with the provisions of this Indenture upon notice from the Company such that the Company may apply such Net Cash Proceeds in accordance with the provisions of this Section 4.10. On the 271st day after an Asset Sale, or the 30th day after the termination of the acquisition agreement referred to in clause (3) of Section 4.10(a), as applicable, or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of Section 4.10(a) (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of
Section 4.10(a) (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness and, to the extent that such Net Proceeds Offer Amount relates to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale and the terms of any pari passu Indebtedness require that an offer to purchase be made to all holders of such pari passu Indebtedness, to all holders of such Senior Secured Indebtedness and pari passu Indebtedness on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Senior Secured Indebtedness and pari passu Indebtedness) on a pro rata basis, that amount of Notes (and Senior Secured Indebtedness and pari passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Senior Secured Indebtedness and pari passu Indebtedness) to be purchased, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

                  (c) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

                  (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article V hereof which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                  (e) Each Net Proceeds Offer shall comply with the procedures set forth in Section 3.10. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

                  (f) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any Asset Swaps, unless:

                  (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value in excess of $5 million, either (i) the terms of such Asset Swap shall be approved by the Board of Directors of the Company which shall have determined that the Company or the applicable Restricted Subsidiary is receiving consideration in the Asset Swap at least equal to the fair market value of the assets swapped or (ii) the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Asset Swap to the Company or such Restricted Subsidi-ary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; and

                  (3) to the extent such Asset Swap consists of assets or property that constituted Collateral, the assets received in such Asset Swap shall be owned by the Company or a Restricted Subsidiary that is a Guarantor, shall not (subject to the release provisions contained in Article X) be subject to any Liens other than Permitted Collateral Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents.

                  (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.     Limitations on Transactions with Affiliates.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the second succeeding paragraph below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by a majority of the Independent Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Independent Directors have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  The restrictions set forth in this covenant shall not apply to:

                  (1) issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to employment agreements, stock options or stock ownership and other employee benefit plans approved in good faith by the Board of Directors of the Company and reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

                  (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries that are Guarantors or LSAEs or exclusively between or among such Restricted Subsidiaries that are Guarantors or LSAEs, provided such transactions are not otherwise prohibited by this Indenture and with respect to a transaction with an LSAE that is not a Guarantor, if the transaction (or series of related transactions) is in excess of $1 million, such transaction has been determined by the Board of Directors of the Company to be fair to the Company;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

                  (4) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; and

                  (5)      Restricted Payments permitted by this Indenture.

Section 4.12.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom other than (i) with respect to Collateral, Permitted Collateral Liens and (ii) with respect to non-Collateral, Permitted Liens.

Section 4.13.     Continued Existence.

                  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence and the corporate or other existence of each Restricted Subsidiary in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company or such Restricted Subsidiary, except to the extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise or corporate existence of a Restricted Subsidiary is no longer necessary or desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole.

Section 4.14.     Insurance Matters.

                  The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, in any case such insurance shall comply with the terms of the Security Documents.

Section 4.15.     Offer to Repurchase upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Section 3.9 and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16.     Additional Subsidiary Guarantees.

                  If the Company or any of its Restricted Subsidiaries, directly or indirectly, transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall, directly or indirectly, organize, acquire or otherwise invest in or own another Restricted Subsidiary which is not then a Guarantor having total assets (either individually or together with all other Restricted Subsidiaries, other than those excluded by the proviso next below, that are not then Guarantors) with a book value or fair value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

                  (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture;

provided, however, that no such Guarantee shall be required from (A) an LSAE if (but only so long as) (i) such LSAE has outstanding indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness" and (ii) the terms of such Indebtedness preclude such LSAE from providing such a Guarantee for any Indebtedness or (B) a Foreign Subsidiary.

Section 4.17.     Conduct of Business.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business; provided, however, that the Company may continue the business of any Restricted Subsidiary.

Section 4.18.     Payments for Consent.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.     Events of Loss.

                  In the event of an Event of Loss with respect to any Collateral, the Company or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss, within 90 days after receipt, at its option:

                  (1) to the rebuilding, repair, replacement or construction of improvements to the affected property (the "Subject Property"); or

                  (2) to make capital expenditures with respect to Collateral or to acquire properties or assets that will constitute Collateral and be used or useful in the Permitted Business of the Company or any of its Restricted Subsidiaries;

provided that if during such 90-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Loss Proceeds in accordance with the requirements of clause (1) or (2) or if the application of such Net Loss Proceeds is part of a project authorized by the Board of Directors of the Company in good faith that will take longer than 90 days (but in no event longer than 270 days in the aggregate) to complete, and such project has begun, such 90-day period will be extended with respect to the amount of Net Loss Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or until completion of such project, as the case may be. Pending the final application of any Net Loss Proceeds, the Company or any Restricted Subsidiary shall deposit such Net Loss Proceeds in the Collateral Account.

                  Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the first sentence of the preceding paragraph will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million (such date, the "Loss Proceeds Offer Trigger Date"), the Company will make an offer to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness (a "Loss Proceeds Offer") to purchase the maximum principal amount of Notes (and Senior Secured Indebtedness) that may be purchased out of such Excess Loss Proceeds (the "Loss Proceeds Offer Amount"), at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest and Additional Interest, if any, on the relevant interest payment date in accordance with the procedures set forth in this Indenture).

                  If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 270 days after the occurrence of an Event of Loss. If any Excess Loss Proceeds remain after the consummation of any Loss Proceeds Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue thereof.

Section 4.20.     Limitation on Preferred Stock, etc. of Restricted
                  Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries (other than an LSAE) to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary (other than an LSAE) of the Company.

Section 4.21.     Post-Closing Action Related to Real Property.

                  Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, the Company, each Restricted Subsidiary and each Guarantor acknowledge and agree that the Company or the relevant Restricted Subsidiary or Guarantor, as the case may be, shall, to the extent that consents are required from third parties in order to grant or perfect a Lien on any leasehold Real Property identified in Schedule 2 hereto, the Company or the Restricted Subsidiary or the Guarantor, as the case may be, have ninety (90) days after the Issue Date in which such Person shall use commercially reasonable efforts to obtain any such consent and, if so obtained, the Company, the Restricted Subsidiary or the Guarantor, as the case may be, shall provide to the Trustee the following, in form and substance satisfactory to the Trustee:

                  (a) a Mortgage encumbering the leasehold interest in each such Mortgaged Property, duly executed and acknowledged by the Company, the Restricted Subsidiary or the Guarantor, as the case may be, in form for recording in the appropriate recording office of the political subdivision where such leasehold Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required under applicable law in connection with the recording or filing thereof and any other instruments (including, inter alia, UCC-1 financing statements) required under applicable law to grant the liens and security interests purported to be granted by each such Mortgage, which Mortgages, financing statements and other instruments shall be effective to create a Lien on such leasehold Mortgaged Property in favor of the Trustee, subject to no Liens other than Prior Liens (as defined in the applicable Mortgage);

                  (b) such consents, approvals, amendments, supplements, estoppels or other instruments as shall be reasonably necessary in order for the owner or holder of the leasehold interest to grant the Lien contemplated by the Mortgage with respect to each leasehold Mortgaged Property;

                  (c) with respect to each Mortgage, a policy of title insurance insuring the lien of such Mortgage as a valid mortgage lien on the leasehold interest described therein, which policy shall (i) be issued by a title insurer reasonably acceptable to the Trustee, (ii) have been supplemented by such endorsements as shall be reasonably requested by the Trustee, including, without limitation, endorsements or other items relating to usury, first loss, last dollar, public road access (if available), contiguity (where appropriate), doing business, lender non-imputation, subdivision map and separate tax lot, and (iii) contain only such exceptions to title as are customarily acceptable or otherwise shall be reasonably agreed to by the Trustee with respect to each such leasehold Mortgaged Property;

                  (d) policies or certificates of insurance as required by each Mortgage, which policies or certificates shall bear endorsements of the character required by such Mortgage;

                  (e) UCC, judgment and tax lien searches confirming that the personal property comprising a part of each leasehold Mortgaged Property is subject to no Liens other than Prior Liens (as defined in each Mortgage) or Permitted Collateral Liens;

                  (f) such affidavits, certificates and instruments of indemnification in favor of the title insurance company as shall be reasonably and customarily required to induce the title insurance company to issue the policy or policies contemplated in subparagraph
         (c) above;

                  (g) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the Mortgages, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges and any other amounts then due in connection with the issuance of its policies;

                  (h) copies of all Leases (as defined in the Mortgages), if any; and

                  (i) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, issued by legal counsel for the Company, the Restricted Subsidiary or the Guarantor, as applicable, licensed to practice in the state in which each leasehold Mortgaged Property is located, with respect to each Mortgage and related legal matters as the Trustee shall require.

Section 4.22.     Special Notes Repurchase Offer.

                  On the date that is ten Business Days following the 8 7/8% Notes Tender Offer Expiration Date, if an amount greater than $2.0 million remains in the Repurchase Sub-Account, such remaining amount (the "Available Repurchase Amount") shall be applied by the Company to make an offer to purchase (the "Special Notes Offer") to all Holders, on a date (the "Special Notes Offer Date") not earlier than 30 nor later than 45 days following the 8 7/8% Notes Tender Offer Expiration Date from all Holders on a pro rata basis, that amount of Notes equal in principal amount to the Available Repurchase Amount at a price equal to 98.782% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Such Special Notes Offer shall be conducted in accordance with the provisions of
Section 3.10 as if such offer were a Net Proceeds Offer, mutatis mutandis.

Section 4.23.     Limitation on Asset Acquisitions for Cash.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Acquisition if any part of the consideration therefor is cash or Cash Equivalents unless:

                  (i) the Consolidated EBITDA of the Person or assets so acquired in the Asset Acquisition was greater than zero for its most recently completed Four Quarter Period (it being understood that in making such determination the Company can rely, in good faith, on the representations and warranties of the seller of such Person or assets and its principal officers); and

                  (ii) the total consideration paid by or on behalf of the Company in such Asset Acquisition does not exceed 14.0x the increase in the Broadcast Cash Flow of the Company resulting from such Asset Acquisition, such Consolidated EBITDA or increase in the Broadcast Cash Flow of the Company to be determined by the Company in good faith on a pro forma basis consistent with the pro forma adjustments described under the definition of "Consolidated Leverage Ratio," but also after giving effect to incremental revenue or expense and cost reductions determined in good faith by the Company to be reasonably achievable during the four fiscal quarter period succeeding such Asset Acquisition (regardless of whether such incremental revenue or cost savings could be reflected in pro forma financial statements under GAAP or Regulation S-X under the Securities Act) and evidenced in each case by an Officers' Certificate of the Company setting forth such calculation.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets whether as an entirety or substantially as an entirety to any Person unless:

                  (1)      either:

                           (a) the Company shall be the surviving or continuing corporation; or

                           (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                                    (x)      shall be a corporation, limited
                           liability company or limited partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

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

                                    (y)      shall expressly assume, by
                           supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, including, but not limited to, such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
         (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
         4.9 hereof;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                  (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; and (ii) any Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders (or in favor of the Collateral Agent for the benefit of the Trustee and the Holders), and (c) not be subject to any Lien other than Permitted Collateral Liens.

                  Notwithstanding the foregoing clauses (1), (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10 hereof) will not, and the Company will not cause or permit any

Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity (if other than the Guarantors) assumes by supplemental indenture all of the Obligations of the Guarantor on the Guarantee, and such entity shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such entity, if any, including, but not limited to, such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; and

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

                  Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this covenant, provided that the Collateral owned by such Guarantor or surviving Person, as the case may be, if any, (a) shall be subject to a Lien in favor of the Trustee for the benefit of the Holders (or in favor of the Collateral Agent for the benefit of the Trustee and the Holders) and (b) shall not be subject to any Liens other than Permitted Collateral Liens.

Section 5.2.      Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest or Additional Interest, if any, on the Notes in the case of a lease of all or substantially all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes properly tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $2.0 million or more at any time;

                  (5) one or more judgments in an aggregate amount in excess of $2.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (6)      the Company or any Significant Subsidiary of the
         Company:

                           (a) commences a voluntary case under any Bankruptcy Law,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

                           (b) appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing; or

                           (c) orders the liquidation of the Company or any of its Significant Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (8) any Guarantee of a Significant Subsidiary ceases to be in force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

                  (9) (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the value of the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral in favor of the Trustee on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million, (B) the repudiation or disaffirmation by the Company or a Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason or (C) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any Security Document shall cease to be in force and effect or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million if, in either case, such default continues for 10 days after notice.

Section 6.2.      Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1 hereof with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of and accrued interest (and Additional Interest, if any) on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

                  If an Event of Default specified in clause (6) or (7) of
Section 6.1 hereof with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest (and Additional Interest, if any) on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

                  (1) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (3) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.1 hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3.      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.      Waiver of Past Defaults.

                  Subject to Sections 6.7 and 9.2, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal (including premium, if any) of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.      Control by Majority.

                  Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e) hereof.

Section 6.6.      Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

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

                  (b) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.      Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.      Collection Suit by Trustee.

                  If an Event of Default specified in clause (1) or (2) of
Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.      Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Hold-ers may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Pending the final application of any such money, the Company or any Restricted Subsidiary shall deposit such money in the Collateral Account.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

                                  ARTICLE VII.

                          TRUSTEE AND COLLATERAL AGENT

Section 7.1.      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it, as Trustee and Collateral Agent, by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

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                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Security Documents and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Documents or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture, the Security Documents or the TIA against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, with respect to those certificates or opinions specifically required by any provision of this Indenture to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                  (e) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, pursuant to the provisions of this Indenture or the Security Documents, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.      Rights of Trustee.

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

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                  (b)      Before the Trustee acts or refrains from acting, it
may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

                  (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or
(ii) the Trustee shall have received notice thereof in accordance with Section
15.2 hereof from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  The Trustee may request that the Company deliver an Officers' Certificate in the form of Exhibit I setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or

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resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.      Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with May 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.7.      Compensation, Reimbursement and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

                  The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under

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this Indenture (including its duties under Section 9.6 hereof) and the Security
Documents, including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee (which Lien shall be a Permitted Collateral
Lien), except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.1 hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

                  (d)      the Trustee becomes incapable of acting.

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                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then Outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Company, for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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Section 7.12.     Replacement of Collateral Agent.

                  A resignation or removal of the Trustee, or its successor, as Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent's acceptance of appointment as provided in this Section.

                  The Collateral Agent may resign in writing at any time and be discharged from its duties hereby created by so notifying the Company. The Holders of a majority in principal amount of the then Outstanding Notes may remove the Collateral Agent by so notifying the Collateral Agent and the Company in writing. The Company may remove the Collateral Agent if:

                  (a) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

                  (b) a custodian, receiver or public officer takes charge of the Collateral Agent or its property for the purpose of rehabilitation, conversion or liquidation; or

                  (c)      the Collateral Agent becomes incapable of acting.

                  If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent. Within one year after the date on which the successor Collateral Agent takes office, the Holders of a majority in principal amount of the then Outstanding Notes may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Company.

                  If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the Holders of at least 10% in principal amount of the then Outstanding Notes may petition any court of competent jurisdiction, in the case of the Collateral Agent, at the expense of the Company, for the appointment of a successor Collateral Agent.

                  A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. The Company shall mail a notice of its succession to Holders of the Notes. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent; provided all sums owing to the Collateral Agent hereunder have been paid. Notwithstanding replacement of the Collateral Agent pursuant to this Section 7.12, the Company's obligations hereunder shall continue for the benefit of the retiring Collateral Agent.

                                 ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

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Section 8.2.      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other Obligations under such Notes, this Indenture and the Security Documents, and the Guarantors shall be deemed to have satisfied their respective Obligations under this Indenture, the Guarantees and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Notes when such payments are due;

                  (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

                  (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

                  (d)      the Legal Defeasance provisions of this Article VIII.

                  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.      Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its Obligations under the covenants contained in Sections 3.9, 3.10, 4.5, 4.7 through 4.12, 4.13 (except with respect to the corporate existence of the Company) and 4.14 through 4.23 hereof, both inclusive, and Section 5.1(2) and
Article X and Article XII and the Security Documents and the Guarantors shall be released from their respective Obligations with respect to the Security Documents, with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default

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under Section 6.1 hereof, but, except as specified above the remainder of this
Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3, subject to the satisfaction of the conditions set forth in Section
8.4 hereof, Sections 6.1(3) through 6.1(9) hereof shall not constitute Events of Default.

Section 8.4.      Conditions to Legal or Covenant Defeasance.

                  The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which

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         the Company or any of its Subsidiaries is a party or by which the
         Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, and interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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Section 8.6.      Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.

                  Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, any Security Document or any Interest Swap Intercreditor Agreement or any other agreement or instrument entered into by them in connection with this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (c) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company herein and in the

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         Notes and the Security Documents and of such Guarantor contained herein and in the Security Documents;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (f) to enter into agreements to provide for the issuance of Additional Notes as contemplated by this Indenture;

                  (g) to enter into any Interest Swap Intercreditor Agreement and to amend or supplement this Indenture or any Security Document in connection with any such Interest Swap Intercreditor Agreement as contemplated by this Indenture and such Security Document, including which limit or give effect to the pari passu Liens in favor of the holders of Interest Swap Obligations;

                  (h) to effectuate any sale, release, transfer or disposition of Collateral as otherwise contemplated by this Indenture or any Security Documents;

                  (i) to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the Notes;

                  (j) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Notes as additional security for the payment of principal of (and premium, if any) and interest (and Additional Interest, if any) on the Notes by the Company or on the Guarantees by the Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Security Documents;

                  (k) to add Guarantees with respect to the Notes or to release Guarantors from Guaranties as provided by the terms of this Indenture; or

                  (l)      to add additional Events of Default.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.      With Consent of Holders of Notes.

                  Except as provided below in this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents and any Interest Swap Intercreditor Agreements and any other agreement or instrument entered into by them in connec-

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

tion with this Indenture, the Notes or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2,
6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change the stated fixed maturity of any Notes, or change the fixed date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate a Loss Proceeds Offer in the event of an Event of Loss or, after such Change of Control or Event of Loss has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; provided, however, that the ranking of the Notes shall not be deemed to be affected solely by virtue of any change to or release of the Collateral as permitted under this Indenture and the Security Documents;

                  (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                  (9) release all or substantially all of the Collateral from the Liens under this Indenture and the Security Documents (except as specifically provided therein or in this Indenture).

                  Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemen-

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

tal indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.3.      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.      Trustee to Sign Amendment, Etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be provided with, in addition to the documents required by Sections 15.4 and 15.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture,
(ii) no Event of

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

Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                   ARTICLE X.

                        COLLATERAL AND SECURITY DOCUMENTS

Section 10.1.     Security Documents; Additional Collateral.

                  (a) As general and continuing collateral security for the due satisfaction of all Obligations of the Company and its Restricted Subsidiaries, if any, under this Indenture, the Notes and the Guarantees and the due performance by the Company and its Restricted Subsidiaries, if any, of their other Obligations hereunder and thereunder, the Company has entered into, and any such Restricted Subsidiary and the Company, to the extent required by
Section 4.10, 4.19, 4.21, 10.1(c) or 12.4 hereof, may enter into, Security Documents to grant Liens (subject to Permitted Collateral Liens) on the Collateral. The Company hereby, and the Holders by their acceptance of delivery of the Notes, authorize and direct the Trustee to enter into the Security Documents.

                  (b) The Company represents, covenants and agrees that it has and its Restricted Subsidiaries have, and it and each Restricted Subsidiary shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral pursuant to the Security Documents to which such Persons are party, free and clear of all Liens (other than Permitted Collateral Liens), and that (i) it will warrant and defend the title to the same against the claims of all Persons (except as to Permitted Collateral Liens), (ii) it and such of its Restricted Subsidiaries, as applicable, will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as are necessary or as the Trustee may reasonably require and (iii) it and such of its Restricted Subsidiaries, as applicable, will do or cause to be done all such acts as may be reasonably required by the Trustee, to confirm to the Trustee such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the Notes. The Company further covenants and agrees that each Security Document, as applicable, creates or will create (when delivered) a valid first-ranking Lien (subject to Permitted Collateral Liens) on the Collateral subject thereto.

                  (c)      Concurrently with (i) a Person becoming a Guarantor,
(ii) the acquisition by the Company or any Restricted Subsidiary of any assets or property of the type which constitutes Collateral with a fair market value (as determined by the Board of Directors) in excess of $100,000 individually or in the aggregate or (iii) a Lien on any asset of the Company or its Restricted Subsidiaries being granted in favor of Senior Secured Indebtedness, the Company shall, or shall cause the applicable Restricted Subsidiary (other than an LSAE which is not a Guarantor) to, among other things:

                  (1) in the case of personal property, execute and deliver to the Trustee such Uniform Commercial Code financing statements or take such other actions as shall be necessary or desirable to perfect and protect the Trustee's lien on and security interest in such assets or property and the first priority thereof (subject only to Permitted Collateral Liens);

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

                  (2) in the case of Real Property, execute and deliver to the Trustee:

                           (a) a Mortgage, under which the Company or such Restricted Subsidiary shall grant to the Trustee a first priority lien on and security interest in such Real Property and any related fixtures (subject only to Permitted Collateral Liens);

                           (b)      survey and title insurance, complying with
                  Section 4.21 hereof to the extent applicable (provided that (i) any mortgagee title insurance policy in respect of any owned Real Property shall include additional endorsements for survey, public road access and so-called comprehensive coverage, if available, and (ii) any survey shall be sufficient for the title insurance company to issue the so-called comprehensive endorsement to the title insurance policy and remove the standard survey exception from the title insurance policy), covering any Real Property that is owned by such Restricted Subsidiary in an amount at least equal to the purchase price of such Real Property;

                           (c)      UCC fixture filings; and

                           (d) such other documents of the type described in Section 4.21 of this Indenture; and

                  (3) promptly deliver to the Trustee Opinions of Counsel as to the enforceability and perfection of such Liens and security interests.

Section 10.2.     Recording.

                  (a) The Company shall cause, at the Company's expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as necessary or as may be reasonably required by the Trustee in order to preserve, protect and maintain the perfected first-ranking Liens (subject to Permitted Collateral Liens) created by the Security Documents on the Collateral. The Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Authority under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

                  (b) The Company and each Guarantor hereby direct and authorize the Trustee to make such filings in such jurisdictions with respect to the Collateral as are required by the Security Documents. The Trustee shall make any such filings upon receipt of a notice from the Company requesting such filings be made.

                  (c) The Company shall furnish to the Trustee on March 15 of each year, beginning March 15, 2005, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and (y) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien, or stating that, in the opin-ion of such counsel, no such action is necessary to maintain such Liens and such other statements or certificates as may be required by the Security Documents.

Section 10.3.     Possession of the Collateral.

                  (a)      Until (i) a Default pursuant to clause (1) or (2) of
Section 6.1 shall have occurred and be continuing, (ii) an Event of Default shall have occurred and be continuing, (iii) an Acceleration Notice shall have been delivered or (iv) the Notes are otherwise due and payable, the Company or the relevant Restricted Subsidiary will have the right to remain in possession and retain exclusive control of the Collateral and to collect, invest and dispose of any income thereon in accordance with and subject to the terms of this Indenture, the Notes, the Guarantees and the Security Documents.

                  (b) Notwithstanding the foregoing, all amounts received by the Trustee as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale and Net Loss Proceeds in the case of an Event of Loss) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee as security for the Obligations of the Company and the Guarantors, if any, under this Indenture, the Notes, any Guarantees and the Security Documents until applied in accordance with the terms of this Indenture.

                  (c) Notwithstanding any other provision in this Indenture or in the Security Documents, prior to the delivery of an Acceleration Notice in accordance with Section 6.2 hereof, the Company and the Guarantors shall also be entitled to obtain a release of the Trustee to use cash or Cash Equivalents, including cash or Cash Equivalents held in the Collateral Account (other than cash and Cash Equivalents held in the Repurchase Sub-Account), to pay operating expenses and to pay interest on the Notes.

Section 10.4.     Suits to Protect the Collateral.

                  The Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as necessary to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.

Section 10.5.     Release of Collateral.

                  (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

                  (b) The release of any Collateral from the Liens of the Security Documents or the release, in whole or in part, of the Liens created by the Security Documents, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

Section 10.6.     Specified Releases of Collateral.

                  (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all other Obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, the Guarantees and the Security Documents, or upon compliance with the conditions precedent set forth in Article VIII hereof for Legal Defeasance or Covenant Defeasance. Upon such payment or upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article VIII hereof), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA Section 314(d)) or reasonably required by the Trustee prior to the release of such Collateral, the Trustee shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

                  (b) Releases of Collateral in Connection with Sales of Assets. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral subject to a sale or disposition (other than Trust Monies constituting Net Cash Proceeds from an Asset Sale of Collateral, which Trust Monies are subject to release from the Lien of the Security Documents as provided under Article XII hereof) (the "Released Collateral") upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i) a notice from the Company requesting release of Released Collateral (a "Company Notice") and

                           (A) specifically describing the proposed Released Collateral,

                           (B) certifying that the sale of such Released Collateral complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof if the sale of such Released Collateral constitutes an Asset Sale, and

                           (C)      in the event that there is to be a
                  substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

                  (ii)     an Officers' Certificate certifying that

                           (A)      such sale covers only the Released
                  Collateral,

                           (B) such sale complies with the terms and conditions of this Indenture, including, without limitation,
                  Section 4.10 hereof,

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

                           (C) all Net Cash Proceeds from the sale of any of the Released Collateral will be applied pursuant to the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof,

                           (D) all conditions precedent in this Indenture and the Security Documents to such release have been complied with,

                           (E)      no Default pursuant to clause (1) or (2) of
                  Section 6.1 hereof or Event of Default is in effect or continuing on the date thereof, and

                           (F) the release of the Collateral will not result in a Default or Event of Default;

                  (iii) the Net Cash Proceeds and other property received as consideration from the Asset Sale, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company in and to such property (to the extent required by this Indenture and the Security Documents);

                  (iv) all documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release by the Trustee of the Released Collateral, and, in the event there is to be a concurrent substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Section 10.1 hereof with respect to such new Collateral;

                  (v) an Opinion of Counsel substantially to the effect that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with; and

                  (vi) if the Collateral to be released is only a portion of a discrete parcel of Real Property, an Opinion of Counsel or an endorsement to any title insurance policy insuring the Lien in favor of the Trustee created by a Mortgage on such Mortgaged Property confirming that after such release, the Lien of such Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property, subject only to Permitted Collateral Liens.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse the Released Collateral and shall deliver any such Released Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

                  (c) Releases of Collateral in Connection with Events of Loss. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral subject to an Event of Loss (other than Trust Monies constituting Net Loss Proceeds from an Event of Loss with respect to Collateral, which Trust Monies are subject to release from the Lien of the Security Documents as provided under Article XII hereof) upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

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

                  (i) an Officers' Certificate of the Company certifying that

                           (A) such release covers only Collateral subject to an Event of Loss,

                           (B) if applicable, that such property has been taken by Condemnation,

                           (C) in the case of a taking by Condemnation, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Company or the Holders, and

                           (D) that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with;

                  (ii) the Net Loss Proceeds and other property received in respect of the Event of Loss, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company in and to such property (to the extent required by this Indenture and the Security Documents);

                  (iii) all documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release by the Trustee of the Released Collateral, and, in the event there is to be a concurrent substitution of property for the Collateral subject to the Event of Loss, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Section 10.1 hereof with respect to such new Collateral;

                  (iv) an Opinion of Counsel substantially to the effect that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with; and

                  (v) if the Collateral to be released is only a portion of a discrete parcel of Real Property, an Opinion of Counsel or an endorsement to any title insurance policy insuring the Lien in favor of the Trustee created by a Mortgage on such Mortgaged Property confirming that after such release, the Lien of such Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property, subject only to Permitted Collateral Liens.

                  In any proceedings for the Condemnation of any Collateral, the Trustee may be represented by counsel who may be counsel for the Company.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed without recourse to the Company the Collateral which is the subject of such Event of Loss, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

                  (d) Releases of Collateral in Connection with Permitted Business Acquisition. The Company shall be entitled to obtain a release of, and the Trustee shall release, cash and Cash Equivalents that are Collateral (the "Released Cash Collateral") upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i) a notice from the Company requesting release of Released Cash Collateral (a "Company Cash Collateral Notice") and certifying that such Released Cash Collateral will be applied in accordance with clause (14) or (15) of the definition of "Permitted Indebtedness" and that such release complies with the terms and conditions of this Indenture; and

                  (ii)     an Officers' Certificate certifying that

                           (A) such release complies with the terms and conditions of this Indenture, including, without limitation, the requirements of clause (14) or (15), as the case may be, of the definition of "Permitted Indebtedness," and

                           (B) all conditions precedent in this Indenture and the Security Documents to such release have been complied with; and

                  (iii) an Opinion of Counsel substantially to the effect that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse the Released Cash Collateral and shall deliver any such Released Cash Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

Section 10.7.     Disposition of Collateral Without Release.

                  Notwithstanding the provisions of Sections 10.5 and 10.6 hereof and subject to and in accordance with the provisions of this Indenture, including Sections 10.3(c), 10.8 and 15.1 hereof, the Company may, without any prior release or consent by the Trustee, until (i) a Default pursuant to clause
(1) or (2) of Section 6.1 shall have occurred and be continuing, (ii) an Event of Default shall have occurred and be continuing, (iii) an Acceleration Notice shall have been delivered or (iv) the Notes are otherwise due and payable, dispose of Permitted Investments and conduct ordinary course activities with respect to Collateral including the following:

                  (i) sell or otherwise dispose of, in any transaction or series of related transactions, any property not constituting an Asset Sale by virtue of clauses (a), (b), (d), (e) and (g) of the proviso contained in the definition of "Asset Sale";

                  (ii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to perfect the Lien of any of the relevant Security Document on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to continue the perfection of the Lien of any of the Security Documents on such property or (2) does not comply with the terms of this Indenture and the Security Documents;

                  (iii) demolish, dismantle, tear down, scrap or abandon any property if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company;

                  (iv) abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents; provided, however, that (a) any altered or substituted leases, contracts or rights-of-way shall forthwith, become subject to the Lien of the Security Documents to the same extent as those previously existing and
         (b) if the Company or the relevant Guarantor shall receive any money or property in excess of the Company's or the relevant Guarantor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $100,000 (in which case all of the money and property so received and not just the portion in excess of $100,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien permitted under the applicable Security Documents) as Trust Monies subject to disposition as provided in Article XII hereof or otherwise subjected to the Lien of the Security Documents;

                  (v) grant a nonexclusive license of any intellectual property;

                  (vi) abandon any intellectual property that the Company or the relevant Guarantor, in its reasonable business judgment, concludes is no longer used or useful in any material respect in the conduct of the business of the Company or the relevant Guarantor;

                  (vii) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating if the Company or the relevant Guarantor in its reasonable business judgment concludes that such franchise, license or permit is no longer used or useful in the conduct of the business of the Company or the relevant Guarantor; provided that if such entity shall be entitled to receive any money or property in excess of such entity's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $100,000 (in which case all of the money and property so received and not just the portion in excess of $100,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien) as Trust Monies subject to disposition as provided in Article XII hereof, or otherwise subjected to the Lien of the Security Documents;

                  (viii) grant leases or subleases in respect of any Real Property in the event that the Company or the relevant Guarantor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property; and

                  (ix) sell or otherwise dispose of inventory and modify, extend or renew, or compromise or settle any dispute or claim relating to, or sell any account.

                  The disposition of assets and rights and the releases of Permitted Investments and other Collateral referred to in the preceding paragraph may be made without delivery to the Trustee of certificates required by the TIA. However, in lieu thereof, the Company will be required to deliver semi-annual Officers' Certificates to the effect that all such dispositions have been made in a manner permitted by the Indenture.

                  Notwithstanding any other provision in this Indenture or in the Security Documents, prior to the delivery of an Acceleration Notice in accordance with Section 6.2 hereof, the Company and the Guarantors shall also be entitled, without any release or consent of the Trustee, to use cash or Cash Equivalents, including cash and Cash Equivalents held in the Collateral Account (other than cash and Cash Equivalents held in the Repurchase Sub-Account), to pay operating expenses and to pay interest on the Notes.

                  Nothing in this Article X shall limit the right of each of the Company and the Restricted Subsidiaries to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Collateral, subject only to the provisions of Article IV hereof.

Section 10.8.     Sufficiency of Release.

                  All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

Section 10.9.     Interest Swap Intercreditor Agreement.

                  In connection with the incurrence by the Company of any Interest Swap Obligations, the Trustee shall, upon the request of the Company (which request shall include an Officers' Certificate and an Opinion of Counsel, each to the effect that such Indebtedness and the Lien securing such Indebtedness are being incurred in compliance with the terms of this Indenture), enter into an intercreditor agreement (an "Interest Swap Intercreditor Agreement") or amend any Security Document to provide that (i) the liens securing such Interest Swap Obligations shall be equally and ratably secured with the Liens in favor of the Trustee and the Holders of the Notes and (ii) the Trustee will have the exclusive right to manage, perform and enforce all liens on the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take control or possession of such collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such collateral, including, without limitation, following the occurrence of a Default or Event of Default under this Indenture.

                  Each Interest Swap Intercreditor Agreement will also provide that the Trustee shall have no liability to any of the Senior Secured Parties as a consequence of its performance or nonperformance under the Interest Swap Intercreditor Agreement, except for gross negligence or willful misconduct.

Section 10.10.    Actions by the Trustee.

                  Subject to the provisions of the Security Documents and
Article VIII, the Trustee may in its sole discretion and without the consent of the Holders take all actions that are deemed necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 7.1 is imposed on the Trustee pursuant to this Section 10.10.

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Section 10.11.    Collateral Agent.

                  In the event that the Collateral Agent is someone other than the Trustee, the rights and duties which relate to its capacity as Collateral Agent shall be the rights and duties of any such successor Collateral Agent.

                                  ARTICLE XI.

                                   GUARANTEE

Section 11.1.     Unconditional Guarantee.

                  (a) Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee"), on a senior basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.3. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture, the Security Documents and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  (b) To the extent that any Guarantor owns or leases Real Property located in the state of California on which it has granted a Mortgage for the benefit of the Trustee or Collateral Agent, as the case may be, as beneficiary thereunder, or otherwise is subject to California law (each such Guarantor, a "California Guarantor"), such California Guarantor waives its rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such California Guarantor by reason of California Civil Sections 2787 to 2855 inclusive. Each California Guarantor waives all rights and defenses that it may have because the Notes issued by the Company under this Indenture are secured by a Mortgage on Real Property of such California Guarantor. This means, among other things:

                  (i) the Trustee or Collateral Agent, as the case may be, may collect from such California Guarantor or proceed against any Mortgaged Property owned or leased by such California Guarantor without first foreclosing on any real or personal property Collateral pledged by the Company or any other Guarantor; and

                  (ii) if the Trustee or Collateral Agent, as the case may be, forecloses on any Mortgaged Property pledged by the Company or any other Guarantor:

                           (A) the amount of the debt evidenced by the Notes may be reduced only by the price for which such Mortgaged Property is sold at the foreclosure sale even if the value of such Mortgaged Property is greater than the sale price; and

                           (B) the Trustee or Beneficiary, as the case may be, may collect from each California Guarantor or proceed against the Mortgaged Property of such California Guarantor even if the Trustee or Collateral Agent, as the case may be, has destroyed any right of such California Guarantor may have to collect from the Company.

                  This is an unconditional and irrevocable waiver of any rights and defenses each California Guarantor may have because the Company's debt (as evidenced by the Notes) is secured by Real Property. These rights or defenses include, but are not limited to, any right or defenses based on Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each California Guarantor waives all rights and defenses arising out of an election of remedies by the Trustee or the Collateral Agent, as the case may be, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such California Guarantor's right of subrogation against the Company or any other Guarantor by the operation of
Section 580d of the California Code of Civil Procedure or otherwise. In the event of any conflict of this Section 11(b) with Section 11(a) above with respect to the California Guarantors, this Section 11(b) shall govern and control.

Section 11.2.     Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.3.     Limitation of Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.4.     Release of Guarantor.

                  (a) The Guarantee and any Obligations of a Guarantor under any Security Document to which it is a party and any Lien created by such Guarantor under any such Security Documents will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes (1) in connection with any sale, exchange, transfer or other disposition of all or substantially all of the assets of that Guarantor, if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a Subsidiary of the Company; provided that (i) such transaction is made in accordance with the provisions of this Indenture and (ii) such Guarantor is also released from all of its obligations, if any, in respect of all other Indebtedness of the Company and each other Guarantor, including any Senior Secured Indebtedness; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; (4) if, in the case of an LSAE, such LSAE has refinanced Indebtedness incurred, or has incurred additional Indebtedness (other than with respect to the acquisition of an additional station), under clause (14) or (15) of the definition of "Permitted Indebtedness" with Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness" and such LSAE would not be required to provide a Guarantee pursuant to the proviso of Section 4.16 hereof; or (5) upon the payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all other Obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, the Guarantees and the Security Documents.

                  In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their respective applicable Guarantees.

                  (b) The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.4.

Section 11.5.     Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 11.6.     Waiver of Subrogation.

                  Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

Section 11.7.     Execution of Guarantee.

                  To evidence their guarantee to the Holders set forth in this
Article XI, the Guarantors hereby agree to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 11.8.     Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE XII.

                               COLLATERAL ACCOUNT

Section 12.1.     Collateral Account.

                  On the Issue Date there shall be established and, at all times hereafter until the Obligations of the Company under this Indenture, the Notes and the Security Documents are discharged or defeased in accordance with this Indenture, there shall be maintained by the Company with the Trustee, the Collateral Account. The Collateral Account shall be established and maintained with the Trustee at its Corporate Trust Office and designated in the name of Granite Broadcasting Corporation, subject to the security interest in favor of the Trustee. All Trust Monies shall be deposited in the Collateral Account and thereafter shall be held by and under the control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with Section 6.10 hereof; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article XII.

Section 12.2.     Withdrawal of Net Loss Proceeds.

                  To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee upon a Company Request delivered to the Trustee to be applied for any purpose permitted by Section 4.19 upon receipt by the Trustee of the following:

                  (a) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

                           (i) that such funds are being used in accordance with Section 4.19 for the purposes briefly described in such Officers' Certificate; and

                           (ii) that all conditions precedent herein provided for relating to such withdrawal and application have been complied with;

                  (b) All documentation required under the TIA (including, without limitation, TIA Section 314(d)); and

                  (c) an Opinion of Counsel substantially to the effect that:

                           (i) upon the basis of the accompanying documents specified in this Section 12.2, all conditions precedent herein provided for relating to such withdrawal and application have been complied with; and

                           (ii) that the relevant Security Documents create a Lien in favor of the Trustee and, to the extent that such Lien is a security interest in any such Collateral that may be perfected under the relevant UCC, that such security interest in such Collateral will be perfected upon consummation of the transaction.

Upon compliance with the foregoing provisions of this Section 12.2 and Section
12.1 hereof, the Trustee shall, upon receipt of a Company request, pay to the Company or its designee an amount of Net

Loss Proceeds constituting Trust Monies equal to the amount stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 12.2.

Section 12.3.     Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.

                  To the extent that any Trust Monies consist of Net Cash Proceeds of Collateral received by the Trustee pursuant to the provisions of
Section 4.10 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Sections
3.10 and 4.10 hereof upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

                  (a) An Officers' Certificate, dated not more than three Business Days prior to the Asset Sale Offer Payment Date stating:

                           (i) that no Event of Default shall have occurred and be continuing after giving effect to such application;

                           (ii) (x) that such Trust Monies constitute Net Cash Proceeds of Collateral, (y) that pursuant to and in accordance with Section 4.10 hereof, the Company has made an Asset Sale Offer and (z) the amount of Net Cash Proceeds to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

                           (iii)    the Net Proceeds Offer Payment Date; and

                           (iv) that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

                  (b) All documentation, if any, required under TIA Section 314(d).

                  Upon compliance with the foregoing provisions of this Section 12.3, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Sections 3.10 and 4.10 hereof.

Section 12.4.     Withdrawal of Trust Monies for Investment in Replacement
                  Assets.

                  In the event the Company intends to reinvest Net Cash Proceeds of an Asset Sale of Collateral in Replacement Assets (the "Released Trust Monies"), such Net Cash Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon receipt by the Trustee of the following:

                  (a) A Notice signed by the Company which shall (i) refer to this Section 12.4, and (ii) describe with reasonable particularity the Replacement Assets to be invested in with respect to the Released Trust Monies;

                  (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Cash Proceeds of Collateral, and (ii) all conditions precedent herein to such release have been complied with;

                  (c) All documentation required under the TIA (including, without limitation, TIA Section 314(d));

                  (d) If the Replacement Asset is Real Property, the Company or the appropriate Guarantor shall also deliver to the Trustee a mortgage, policy of title insurance, survey and documents of the type described in Section 10.1(c), in each case in form and substance satisfactory to the Trustee;

                  (e) If the Replacement Asset is personal property constituting Collateral, the Company or the appropriate Guarantor shall deliver to the Trustee:

                           (i) a Security Document or an amendment to an existing Security Document and such financing statements and other instruments, if any, necessary to create and perfect the Lien of any applicable Security Document on such personal property interest; and

                           (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Security Document; and

                  (f) An Opinion of Counsel substantially to the effect that:

                           (i) all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

                           (ii) to the extent that such Replacement Assets constitute Collateral and were acquired with Net Cash Proceeds of Collateral, the relevant Security Documents create a Lien in favor of the Trustee on such Replacement Assets and, to the extent that such Lien is a security interest in any such Replacement Assets that may be perfected under the relevant UCC, that such security interest in such Replacement Assets will be perfected upon consummation of such acquisition.

                  Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.

Section 12.5.     Investment of Trust Monies.

                  So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default shall have occurred and be continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.5.

Section 12.6.     Use of Trust Monies.

                  Prior to the delivery of an Acceleration Notice in accordance with Section 6.2 hereof, the Trustee shall apply Trust Monies not required to be applied to fund a Net Proceeds Offer or a Loss Proceeds Offer to such purposes and in such manner that is not prohibited by this Indenture (including, without limitation, as provided in Section 10.3(c) or to the payment of the principal of, premium, and interest on, any Notes, on any Redemption Date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer), as the Company shall request in writing.

                  Any Trust Monies and any cash deposited with the Trustee for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

Section 12.7.     Repurchase Sub-Account.

                  (a) On the Issue Date, the Company shall fund a sub-account of the Collateral Account (the "Repurchase Sub-Account") with an amount equal to 100% of the principal amount of the 8 7/8% Notes outstanding as of the close of business on the Issue Date, plus an amount equal to the accrued interest on such principal amount through and including the 8 7/8% Notes Tender Offer Expiration Date, less interest paid prior to the Issue Date (the "Funded Repurchase Amount"). On or prior to the 8 7/8% Notes Tender Offer Expiration Date, the Trustee shall release funds from the Repurchase Sub-Account to the Company to fund the purchase of 8 7/8% Notes and pay the consent fee with respect thereto pursuant to the 8 7/8% Notes Tender Offer upon receipt by the Trustee of the following:

                  (i) A Notice signed by the Company which shall refer to this Section 12.7(a);

                  (ii) An Officers' Certificate certifying that (A) such Trust Monies shall be applied in accordance with this Section 12.7 and
         (B) all conditions precedent herein to such release have been complied with;

                  (iii) All documentation required under the TIA (including, without limitation, TIA Section 314(d)); and

                  (iv) An Opinion of Counsel substantially to the effect that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                  (b) On or prior to the Special Notes Offer Date, if any, the Trustee shall release funds from the Repurchase Sub-Account to the Company to fund the Special Notes Offer pursuant to Section 4.22 hereof upon receipt by the Trustee of the following:

                  (i) A Notice signed by the Company which shall refer to this Section 12.7(b);

                  (ii) An Officers' Certificate certifying that (A) such Trust Monies shall be applied in accordance with this Section 12.7 and
         Section 4.22, and (B) all conditions precedent herein to such release have been complied with;

                  (iii) All documentation required under the TIA (including without limitation, TIA Section 314(d)); and

                  (iv) An Opinion of Counsel substantially to the effect that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                  (c) On or after (i) the 8 7/8% Notes Tender Offer Expiration Date, if less than $2.0 million remains in the Repurchase Sub-Account, or (ii) the Special Notes Offer Date, the Trustee shall release any remaining funds in the Repurchase Sub-Account to the Collateral Account upon delivery (in the case of clause (i)) of a notice from the Company requesting such release or (in the case of clause (ii)) of an Officers' Certificate and Opinion of Counsel, each to the effect that a Special Notes Offer has been successfully completed in accordance with this Indenture.

                  (d) No interest earned upon amounts in the Repurchase Sub-Account shall be deemed to constitute amounts in the Repurchase Sub-Account for purposes of this Indenture. The Company shall be entitled to a release of any interest earned on and actually credited to the Repurchase Sub-Account.

                  (e) Notwithstanding anything to the contrary in this Indenture, cash and Cash Equivalents in the Repurchase Sub-Account shall be released by the Trustee only as specifically set forth in clauses (a), (b), (c) and (d) above.

Section 12.8.     Disposition of Notes Retired.

                  All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 12.6 hereof, if not otherwise canceled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee's customary procedures.

                                  ARTICLE XIII.

                                   [RESERVED]

                                  ARTICLE XIV.

                           SATISFACTION AND DISCHARGE

Section 14.1.     Satisfaction and Discharge.

                  (a) This Indenture (and all Liens on Collateral granted in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as set forth below) and the Trustee at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)      either:

                           (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, with respect to the Notes, concurrent or other irrevocable notice of redemption has been given to the Trustee or the Holders fixing a date of redemption within 30 to 60 days of the giving of such notice will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes to the date of deposit or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 15.2 and 15.3, and
the Trustee's and Paying Agent's obligations in Section 14.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive such satisfaction and discharge.

Section 14.2.     Application of Trust.

                  All money deposited with the Trustee pursuant to Section 14.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE XV.

                                  MISCELLANEOUS

Section 15.1.     Trust Indenture Act Controls.

                  If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 15.2.     Notices.

                  Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           Granite Broadcasting Corporation
                           767 Third Avenue
                           34th Floor
                           New York, New York 10017
                           Fax: (212) 826-2858

                  If to the Trustee:

                           The Bank of New York
                           Attention: Corporate Trust Trustee Administration 101 Barclay Street, Floor 8W
                           New York, New York 10286
                           Fax: (212) 896-7299

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.3.     Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 15.4.     Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.5.     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.6.     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, any Guarantee or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

Section 15.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury
                  Trial.

                  THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES OR THE COMPANY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY, THE TRUSTEE OR ANY HOLDER OF NOTES IN ANY OTHER JURISDICTION.

Section 15.9.     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.11.    Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.12.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.13.    Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.14.    Qualification of Indenture.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

                                GRANITE BROADCASTING CORPORATION

                                By: /s/ Lawrence I. Wills
                                    -----------------------------
                                    Name:
                                    Title:

                                CHANNEL 11 LICENSE, INC.
                                GRANITE RESPONSE TELEVISION, INC.
                                KBJR LICENSE, INC.
                                KBJR, INC.
                                KBWB LICENSE, INC.
                                KBWB, INC.
                                KSEE LICENSE, INC.
                                KSEE TELEVISION, INC.
                                QUEEN CITY BROADCASTING OF NEW YORK, INC.
                                WEEK-TV LICENSE, INC.
                                WKBW-TV LICENSE, INC.
                                WPTA-TV LICENSE, INC.
                                WPTA-TV, INC.
                                WTVH LICENSE, INC.
                                WXON LICENSE, INC.
                                WXON, INC.

                                By: /s/ Lawrence I. Wills
                                    -----------------------------
                                    Name:
                                    Title:

                                WTVH, LLC

                                By: GRANITE BROADCASTING CORPORATION,
                                    the Sole Member of WTVH, LLC

                                By: /s/ Lawrence I. Wills
                                    -----------------------------
                                    Name:
                                    Title:

                                THE BANK OF NEW YORK,
                                   as Trustee

                                By: /s/ Julie Salovitch - Miller
                                    ----------------------------------
                                    Name:  Julie Salovitch - Miller
                                    Title: Vice President

                                                                       EXHIBIT A

                              FORM OF SERIES A NOTE

                                 (Face of Note)

                        GRANITE BROADCASTING CORPORATION

                       9 3/4% SENIOR SECURED NOTE DUE 2010

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO

----------
(1)      To be included if the Note is a Global Note.

         OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                        GRANITE BROADCASTING CORPORATION

                       9 3/4% SENIOR SECURED NOTE DUE 2010

                                                 CUSIP No. _____________________
No.___________________                           $______________________________

Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15

                  GRANITE BROADCASTING CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of _____________________ Dollars [IF THE
NOTE IS A GLOBAL NOTE, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on December 1, 2010.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                          Dated: December 22, 2003

                                GRANITE BROADCASTING CORPORATION

                                By: __________________________________________
                                    Name:
                                    Title:

                                By: __________________________________________
                                    Name:
                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
   as Trustee

By: __________________________________________
    Name:
    Title:

                                 (Back of Note)

                      9 3/4% Senior Secured Notes due 2010

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 9 3/4% per annum from the date of original issuance until maturity and shall pay Additional Interest pursuant to
Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than fifteen days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. Indenture and Guarantees. The Company issued $405 million in aggregate principal amount of the Notes under an Indenture dated as of December 22, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

                  5. Optional Redemption. The Company may redeem any or all of the Notes at any time on or after December 1, 2006, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning December 1 of the years indicated below:

Year                                                        Redemption Price
----                                                        ----------------
2006................................................            109.750%
2007................................................            104.875%
2008................................................            102.438%
2009 and thereafter.................................            100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable (subject to DTC procedures).

                  6. Special Redemption. In the event the Company completes one or more Equity Offerings on or before December 1, 2005, the Company, at its option, may use the net cash proceeds from any such Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 109.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption; provided, however, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after any such redemption; and provided, further, that such redemption shall occur within 90 days after the date of the closing of any such Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either: (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (2) by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

                  7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest, if any, ceases to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

                  9.       Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 5 Business Days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) On the 271st day after an Asset Sale, or the 30th day after the termination of the acquisition agreement referred to in clause (3) of paragraph (a) of Section 4.10 of the Indenture, as applicable, or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause
(3) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness and, to the extent that such Net Proceeds Offer Amount relates to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale and the terms of any pari passu Indebtedness require that an offer to purchase be made to all holders of such pari passu Indebtedness, to all holders of such Senior Secured Indebtedness and pari passu Indebtedness on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Senior Secured Indebtedness and pari passu Indebtedness on a pro rata basis, that amount of Notes (and Senior Secured Indebtedness and pari passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Senior Secured Indebtedness and pari passu Indebtedness) to be purchased, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net

Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required above).

                  (c) Any Net Loss Proceeds from an Event of Loss with respect to Collateral that are not applied or invested as provided in the first sentence of Section 4.19 of the Indenture within the time periods set forth therein will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million (such date, the "Loss Proceeds Offer Trigger Date"), the Company will make an offer to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 25 days following the 90th day after the Event of Loss, or the 271st day after the Event of Loss if the Company had determined such longer period was applicable in accordance with Section 4.19 of the Indenture, the maximum principal amount of Notes (and Senior Secured Indebtedness) that may be purchased out of such Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of Notes and Senior Secured Indebtedness to be purchased, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest and Additional Interest, if any, on the relevant interest payment date in accordance with the procedures set forth herein). If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to a Loss Proceeds Offer is less than the Loss Proceeds Offer Amount, the Company may apply any remaining Net Loss Proceeds to any purpose consistent with the Indenture and, following the consummation of each Loss Proceeds Offer, the Loss Proceeds Offer Amount shall be reset to zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 270 days after the occurrence of an Event of Loss.

                  (d) On the date that is ten Business Days following the 8 7/8% Notes Tender Offer Expiration Date, if an amount greater than $2.0 million remains in the Repurchase Sub-Account, such remaining amount (the "Available Repurchase Amount") shall be applied by the Company to make an offer to purchase (the "Special Notes Offer") to all Holders, on a date (the "Special Notes Offer Date") not earlier than 30 nor later than 45 days following the 8 7/8% Notes Tender Offer Expiration Date from all Holders on a pro rata basis, that amount of Notes equal in principal amount to the Available Repurchase Amount at a price equal to 98.782% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Such Special Notes Offer shall be conducted in accordance with the provisions of the Indenture as if such offer were a Net Proceeds Offer, mutatis mutandis.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable, at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes then Outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated, aggregates $2.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; (vii) any Guarantee of a Significant Subsidiary ceases to be in force and effect, is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); and (viii) (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the value of the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral in favor of the Trustee on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million, (B) the repudiation or disaffirmation by the Company or a Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason or (C) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any Security Document shall cease to be in force and effect or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million if, in either case, such default continues for 10 days after notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then Outstanding may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                  15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, any Guarantee or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                  19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any Federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The

Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                  21. Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company's 9 3/4% Senior Secured Notes due 2010, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain payments of Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  22. Security. The payment of principal of and interest on the Notes is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Articles X and XII) of the Indenture and the Security Documents.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    Granite Broadcasting Corporation
                                    767 Third Avenue
                                    34th Floor
                                    New York, New York 10017

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                  Date:    _____________________

                              Your Signature: __________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)
                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                       guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") or Section 4.22 ("Special Notes Offer") of the Indenture, check the applicable boxes:

[ ] Net Proceeds        [ ] Change of Control        [ ] Loss Proceeds        [ ] Special Notes
Offer:                  Offer:                       Offer:                   Offer:

in whole           [ ]  in whole                [ ]  in whole            [ ]  in whole            [ ]

in part            [ ]  in part                 [ ]  in part             [ ]  in part             [ ]

Amount to be            Amount to be                 Amount to be             Amount to be
purchased: $_____       purchased: $_______          purchased: $______       purchased: $___________

                  Dated: __________   Signature:________________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Note)
                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                       guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number:_______________________________

                                                                       EXHIBIT B

                              FORM OF SERIES B NOTE

                                 (Face of Note)

                        GRANITE BROADCASTING CORPORATION

                       9 3/4% SENIOR SECURED NOTE DUE 2010

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

----------
(2)      To be included if the Note is a Global Note

                        GRANITE BROADCASTING CORPORATION

                       9 3/4% SENIOR SECURED NOTE DUE 2010

                                                  CUSIP No._____________________
No.___________________                            $_____________________________

Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15

                  GRANITE BROADCASTING CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________ Dollars [IF THE
NOTE IS A GLOBAL NOTE, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on December 1, 2010.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                     Dated: [                ]

                           GRANITE BROADCASTING CORPORATION

                           By: _________________________________________________
                               Name:
                               Title:

                           By: _________________________________________________
                               Name:
                               Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
   as Trustee

By: _________________________________________________
    Name:
    Title:

                                 (Back of Note)

                      9 3/4% Senior Secured Notes due 2010

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 9 3/4% per annum from the date of original issuance until maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than fifteen days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. Indenture and Guarantees. The Company issued $405 million in aggregate principal amount of the Notes under an Indenture dated as of December 22, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

                  5. Optional Redemption. The Company may redeem any or all of the Notes at any time on or after December 1, 2006, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning December 1 of the years indicated below:

Year                                                        Redemption Price
----                                                        ----------------
2006................................................            109.750%
2007................................................            104.875%
2008................................................            102.438%
2009 and thereafter.................................            100.000%

in each case together with accrued and unpaid interest, if any, on the Notes redeemed.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable (subject to DTC procedures).

                  6. Special Redemption. In the event the Company completes one or more Equity Offerings on or before December 1, 2005, the Company, at its option, may use the net cash proceeds from any such Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 109.750% of the principal amount, together with accrued and unpaid interest (if any), to the date of redemption; provided, however, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after any such redemption; and provided, further, that such redemption shall occur within 90 days after the date of the closing of any such Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either: (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (2) by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

                  7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on

Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

                  9.       Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 5 Business Days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) On the 271st day after an Asset Sale, or the 30th day after the termination of the acquisition agreement referred to in clause (3) of paragraph (a) of Section 4.10 of the Indenture, as applicable, or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause
(3) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness and, to the extent that such Net Proceeds Offer Amount relates to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale and the terms of any pari passu Indebtedness require that an offer to purchase be made to all holders of such pari passu Indebtedness, to all holders of such Senior Secured Indebtedness and pari passu Indebtedness on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Senior Secured Indebtedness and pari passu Indebtedness on a pro rata basis, that amount of Notes (and Senior Secured Indebtedness and pari passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Senior Secured Indebtedness and pari passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required above).

                  (c) Any Net Loss Proceeds from an Event of Loss with respect to Collateral that are not applied or invested as provided in the first sentence of Section 4.19 of the Indenture within the time periods set forth therein will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million (such date, the "Loss Proceeds Offer Trigger Date"), the Company will make an offer to all Holders and the holders of any Senior Secured Indebtedness the terms of which require that an offer be made to all holders of such Senior Secured Indebtedness (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the 90th day after the Event of Loss, or the 271st day after the Event of Loss if the Company had determined such longer period was applicable in accordance with Section 4.19 of the Indenture, the maximum principal amount of Notes (and Senior Secured Indebtedness) that may be purchased out of such Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of Notes and Senior Secured Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth herein). If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to a Loss Proceeds Offer is less than the Loss Proceeds Offer Amount, the Company may apply any remaining Net Loss Proceeds to any purpose consistent with the Indenture and, following the consummation of each Loss Proceeds Offer, the Loss Proceeds Offer Amount shall be reset to zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 270 days after the occurrence of an Event of Loss.

                  (d) On the date that is ten Business Days following the 8 7/8% Notes Tender Offer Expiration Date, if an amount greater than $2.0 million remains in the Repurchase Sub-Account, such remaining amount (the "Available Repurchase Amount") shall be applied by the Company to make an offer to purchase (the "Special Notes Offer") to all Holders, on a date (the "Special Notes Offer Date") not earlier than 30 nor later than 45 days following the 8 7/8% Notes Tender Offer Expiration Date from all Holders on a pro rata basis, that amount of Notes equal in principal amount to the Available Repurchase Amount at a price equal to 98.782% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Such Special Notes Offer shall be conducted in accordance with the provisions of the Indenture as if such offer were a Net Proceeds Offer, mutatis mutandis.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  13. Defaults and Remedies. Events of Default include:(i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of stated principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes Outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated, aggregates $2.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company (vii) any Guarantee of a Significant Subsidiary ceases to be in force and effect, is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); and
(viii) (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the value of the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral in favor of the Trustee on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million, (B) the repudiation or disaffirmation by the Company or a Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason or (C) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any Security Document shall cease to be in force and effect or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $2.0 million if, in either case, such default continues for 10 days after notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then Outstanding may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                  15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, any Guarantee or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                  19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any Federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                  21. Security. The payment of principal of and interest on the Notes is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Articles X and XII) of the Indenture and the Security Documents.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    Granite Broadcasting Corporation
                                    767 Third Avenue
                                    34th Floor
                                    New York, New York 10017

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                  Date: _____________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                       guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number: ______________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") or Section 4.22 ("Special Notes Offer") of the Indenture, check the applicable boxes:

[ ] Net Proceeds               [ ] Change of Control       [ ] Loss Proceeds           [ ] Special Notes
Offer:                         Offer:                      Offer:                      Offer:

in whole            [ ]        in whole            [ ]     in whole            [ ]     in whole            [ ]

in part             [ ]        in part             [ ]     in part             [ ]     in part             [ ]

Amount to be                   Amount to be                Amount to be                Amount to be
purchased: $___________        purchased: $___________     purchased: $___________     purchased: $___________

                  Dated: ___________  Signature: _______________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                       guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number:_______________________________

                                                                       EXHIBIT C

                                    GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 22, 2003, among Granite Broadcasting Corporation, a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and The Bank of New York, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                               [GUARANTOR]

                               By: _____________________________________________
                                   Name:
                                   Title:

                                                                    EXHIBIT D(1)

                        FORM OF REGULATION S CERTIFICATE

                                                 _________________,_____________

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

                  Re:      Granite Broadcasting Corporation (the "Company")
                           9 3/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

                  This letter relates to U.S. $ ______________ principal amount at maturity of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "Indenture") dated as of December 22, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Holder]

                                      By: ______________________________________
                                          Authorized Signature

                                     D(1)-1

                                                                    EXHIBIT D(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                       _________________, ______

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

                  Re:      Granite Broadcasting Corporation (the "Company")
                           9 3/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

                  This Certificate relates to $ _____________ principal amount of Notes held in *____ book-entry or * _____ certificated form by _____________________(the "Transferor").

                  The Transferor:*

                  [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                  [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

                  [ ] Such Note is being acquired for the Transferor's own account, without transfer.

                  [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A.

----------
*        Check applicable box

                                     D(2)-1

                  [ ] Such Note is being transferred to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
         Act) in accordance with Regulation D under the Securities Act.

                  [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

                  [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

                  [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                              Very truly yours,

                              __________________________________________________
                                [INSERT NAME OF TRANSFEROR]

                              By: ______________________________________________
                                  Name:
                                  Title

Date: _____________

                                     D(2)-2

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON QIB ACCREDITED INVESTORS

                                                           ______________, _____

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

                  Re:      Granite Broadcasting Corporation (the "Company")
                           9 3/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of 9 3/4% Senior Secured Notes due 2010 (the "Notes") of the Company, we confirm that:

                  We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 22, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) (F) in accordance with another exemption from the registration requirements of the Securities, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

                  We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Securities and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                  We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      (Name of Transferee)

                                      By: ______________________________________
                                             Authorized Signature

                                                                       EXHIBIT F

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                       ________________, ______

The Bank of New York
Attention: Corporate Trust Trustee Administration
101 Barclay Street, Floor 8W
New York, New York 10286

                  Re:      Granite Broadcasting Corporation (the "Company")
                           9 3/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1913.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By: ____________________________________
                                               Authorized Signature

                                      F-2